                                                                   Exhibit 10.15

                                  OFFICE LEASE

                           PACIFICA HOLDING COMPANY,
                            a California corporation

                                   LANDLORD,

                                      AND

                         GARDEN FRESH RESTAURANT CORP.,
                             a Delaware corporation

                                     TENANT

                               Table of Contents

ARTICLE 1-   TERM ..........................................................   3
ARTICLE 2-   RENT ..........................................................   3
ARTICLE 3-   RENT ADJUSTMENT ...............................................   3
ARTICLE 4-   [INTENTIONALLY OMITTED] .......................................   5
ARTICLE 5-   UTILITIES, SERVICES PARKING AND COMMON AREAS ..................   5
ARTICLE 6-   USE OF PREMISES ...............................................   6
ARTICLE 7-   ACCEPTANCE OF PREMISES ........................................   9
ARTICLE 8-   ALTERATIONS AND EQUIPMENT .....................................   9
ARTICLE 9-   LIENS .........................................................   9
ARTICLE 10-  TAX ON TENANT'S PROPERTY ......................................   9
ARTICLE 11-  MAINTENANCE AND REPAIR ........................................  10
ARTICLE 12-  ENTRY AND INSPECTION ..........................................  10
ARTICLE 13-  HOLD HARMLESS; LIMITATION OF LIABILITY; INSURANCE .............  10
ARTICLE 14-  WAIVER OF SUBROGATION .........................................  12
ARTICLE 15-  ASSIGNMENT AND SUBLETTING .....................................  12
ARTICLE 16-  SALE BY LANDLORD; NONRECOURSE LIABILITY .......................  14
ARTICLE 17-  DAMAGE OR DESTRUCTION .........................................  14
ARTICLE 18-  EMINENT DOMAIN ................................................  15
ARTICLE 19-  [INTENTIONALLY OMITTED] .......................................  15
ARTICLE 20-  DEFAULTS AND REMEDIES .........................................  15
ARTICLE 21-  SURRENDER OF PREMISES, REMOVAL OF PROPERTY ....................  17
ARTICLE 22-  WAIVER OF DAMAGES FOR RE-ENTRY ................................  18
ARTICLE 23-  COSTS OF SUIT .................................................  18
ARTICLE 24-  WAIVER ........................................................  18
ARTICLE 25-  HOLDING OVER ..................................................  18
ARTICLE 26-  SUBORDINATION AND FINANCING ...................................  18
ARTICLE 27-  RULES AND REGULATIONS .........................................  19
ARTICLE 28-  DEFINED TERMS .................................................  19
ARTICLE 29-  HEIRS AND ASSIGNS .............................................  19
ARTICLE 30-  TIME OF ESSENCE ...............................................  19
ARTICLE 31-  SEVERABILITY ..................................................  19
ARTICLE 32-  ENTIRE AGREEMENT ..............................................  19
ARTICLE 33-  NO OPTION .....................................................  19
ARTICLE 34-  AUTHORITY .....................................................  19
ARTICLE 35-  WORK LETTER ...................................................  19
ARTICLE 36-  RIGHT OF LANDLORD TO PERFORM ..................................  20
ARTICLE 37-  Light and air .................................................  20
ARTICLE 38-  NOTICES .......................................................  20
ARTICLE 39-  QUIET ENJOYMENT ...............................................  20
ARTICLE 40-  ESTOPPEL CERTIFICATES .........................................  20
ARTICLE 41-  NONDISCRIMINATION .............................................  20
ARTICLE 42-  RECORDATION ...................................................  20
ARTICLE 43-  BROKERS .......................................................  20
ARTICLE 44-  APPLICABLE LAW ................................................  21
ARTICLE 45-  INTENTIONALLY OMITTED .........................................  21
ARTICLE 46-  INTENTIONALLY OMITTED .........................................  21
ARTICLE 47-  MATTERS OF RECORD .............................................  21
ARTICLE 48-  FINANCIAL STATEMENTS ..........................................  21
ARTICLE 49-  WAIVER OF TRIAL BY JURY .......................................  21
ARTICLE 50-  NAME; Signs ...................................................  21
ARTICLE 51-  VENUE .........................................................  21
ARTICLE 52-  MERGER ........................................................  21
ARTICLE 53-  COUNTERPARTS ..................................................  21
ARTICLE 54-  OTHER PROVISIONS ..............................................  22

EXHIBIT A -- Location of the Premises in the Building
EXHIBIT B -- Building Known as 15822 Bernardo Center Drive
EXHIBIT C -- Lease Commencement and Commencement Date Memorandum
EXHIBIT D -- Requirements for Alterations After Lease Commencement EXHIBIT E -- Rules and Regulations of the Building
EXHIBIT F -- Work Letter
EXHIBIT G -- Tenant Estoppel Certificate
EXHIBIT H -- Adjustments to Basic Rent
EXHIBIT I -- Consent of Landlord

RIDER NO. 1 Options to Extend Term
RIDER NO. 2 Deferred Rent Agreement

                           STANDARD FORM OFFICE LEASE

      THIS STANDARD FORM OFFICE LEASE ("Lease") is made as of the 15th day of August, 2001, by and between PACIFICA HOLDING COMPANY, a California corporation, hereinafter called "Landlord" and GARDEN FRESH RESTAURANT CORP., a Delaware corporation, hereinafter called "Tenant".

                               LEASE OF PREMISES

      Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions hereinafter set forth, those certain premises, hereinafter called the "Premises," shown in the drawings(s) attached hereto as Exhibit "A" and located on the floor(s), in the suite, and which includes that certain outside patio area ("Patio Area") (the location of which is shown in the approximate location set forth in Exhibit "A") of that certain office building (the "Building") as set forth in Item 1 of the Basic Lease Provisions. The Building is located on that certain land which is improved with landscaping, common areas, parking facilities and other Improvements as generally shown on Exhibit "B" attached hereto (the "Property").

                             BASIC LEASE PROVISIONS

            Each reference in the Lease to any of the Basic Lease Provisions shall mean the respective information set forth below, and such information shall be deemed incorporated as a part of the terms provided under the particular Lease Section pertaining to such information. In the event of any conflict between any Basic Lease Provisions and The Lease, the former shall control.

            1. Building Address: 15822 Bernardo Center Drive, San Diego,
                                 California

               Suite:            A.

            2. Rentable Area of the Premises: 30,300 Square feet (exclusive of the Patio Area)

            3. Rentable Area of the Building: 60,600 Square feet

            4. Tenant's Proportionate Share:  50%

            5. Basic Rent:

----------------------------------------------------------------------------------
                                                 Annual Rent per  Monthly Rent per
Months   Total Annual Rent   Total Monthly Rent      Square Foot       Square Foot
----------------------------------------------------------------------------------
  1-12        $ 509,040.00             $42,420.00         $16.80             $1.40
----------------------------------------------------------------------------------

            Months 13 through 120 are subject to adjustment per Exhibit "H".

            6. Intentionally Deleted

            7. Term: Ten (10) years and Zero (0) months from the actual Commencement Date, as may be extended as set forth in Lease Rider No. 1 attached hereto.

            8. Scheduled Commencement Date: January 1, 2002

            9. Security Deposit: None

            10. Brokers: Landlord agents: Jay Alexander and John Hale of Colliers International; Tenant Agents: Bill Walker of Walker Commercial Realty

            11. Use of Premises: General office and test kitchen, all in accordance with Laws (as hereafter defined) and private restrictions and pursuant to approvals to be obtained by Tenant from all relevant City, County and other required governmental agencies and authorities.

            12. Parking: One hundred fifteen (115) unreserved spaces

            13. Guarantor: None

            14. Addresses and Signatures of Landlord and Tenant:

     ADDRESS OF TENANT:                    ADDRESS OF LANDLORD:

     Garden Fresh Restaurant Corp.         Pacific Holding Company
     17180 Bernardo Center Dr.             c/o Pacifica Property Management, Inc
     San Diego, CA 92128                   23422 Mill Creek Drive, Suite 110
     Attn: Kathleen Salerno                Laguna Hills, CA 92653

Landlord and Tenant hereby execute this Lease, consisting of the foregoing provisions and Articles 1 through 54 which follow, together with all Exhibits, Schedules and Riders attached hereto, as of the date first above written.

"TENANT"                                "LANDLORD"

GARDEN FRESH RESTAURANT CORP.,          PACIFICA HOLDING COMPANY
a Delaware corporation                  a California corporation


                                        By: Pacifica Property Management, Inc.,
                                            a California corporation
                                            Its: Authorized Agent


By:    /s/ [Illegible]                  By:    /s/ [Illegible]
       ------------------------------          ---------------------------------
   Its: CEO - President                    Its: President


By:    /s/ [Illegible]                  By:     ________________________________
       ------------------------------
   Its: CEO - Secretary                    Its: ________________________________
       ------------------------------

       9-7-01                                   9-14-2001

                          ADDITIONAL LEASE PROVISIONS

      ARTICLE 1 - TERM

            1.1 Unless sooner terminated as provided herein, the Term of this Lease shall be for that period of years and months set forth in Item 7 of the Basic Lease Provisions, as the same may be extended in accordance with any option or options to extend the Term granted herein. The Term shall commence (the "Commencement Date") upon the earlier of (i) the date upon which the City of San Diego (the "City") has approved the Tenant Improvements (as hereinafter defined) in accordance with its building code, as evidenced by its written approval thereof in accordance with the building permits issued for the Tenant Improvements, provided that in such event Tenant shall deliver to Landlord a certificate of occupancy (temporary or otherwise) from the City for The Premises within five (5) business days of such date, (ii) the date Tenant's architect has certified in writing that the Tenant Improvements are substantially completed in accordance with the Working Plans (as defined hereinafter), provided that in such event Tenant shall deliver to Landlord a certificate of occupancy (temporary or otherwise) from the City for the Premises within five (5) business days of such date, (iii) the date Tenant commences occupancy of the Premises, or
(iv) January 1,2002. When the actual Commencement Date has occurred, Landlord and Tenant shall execute a Commencement Date Memorandum in the form shown in Exhibit "C". Landlord and Tenant anticipate that the Term will commence on the "Scheduled Commencement Date" set forth in item 7 of the Basic Lease Provisions, but the Scheduled Commencement Date shall in no event affect the actual Commencement Date, which shall be determined as set forth in this Section 1.1. Landlord's failure to deliver the Premises to Tenant by the Scheduled Commencement Date shall not be considered a default of this Lease, but, except for delay due to the fault of Tenant, the Commencement Date shall be deferred until the Premises are so delivered. Notwithstanding the above, in the event (i) a delay caused by force majeure (such that normally available standard building materials become reasonably unavailable) or a delay caused by Landlord, either of which directly results in Tenant being unable to complete the construction of the Tenant Improvements by January 1,2002, or (ii) Tenant is unable to obtain a Certificate of Occupancy for the Premises (or a temporary certificate of occupancy for a period of time adequate to establish elevator service) solely as a direct result of a lack of current elevator service, then the Commencement Date shall be deferred on a day for day basis for such period of delay caused by force majeure, Landlord or until the required elevator service is established.

            1.2 Tenant and its authorized agents, contractors, subcontractors and employees shall be granted a license by Landlord to enter upon the Premises, at Tenants sole risk and expense, during ordinary business hours prior to the Commencement Date, for the sole purpose of performing its required work as provided in the Work Letter (as defined hereinafter) and installing Tenants trade fixtures and equipment in the Premises; provided, however, that (i) the provisions of this Lease, other than with respect to the payment of Rent, shall apply during such early entry, including, but not limited to, the provisions of
Article 13 relating to Tenant's indemnification of Landlord, (ii) prior to any such entry, Tenant shall pay for and provide evidence of the insurance to be provided by Tenant pursuant to the provisions of Article 13, (iii) Tenant shall pay all utility, service and maintenance charges for the Premises attributable to Tenant's early entry and use of the Premises as reasonably determined by Landlord, (iv) Tenant shall not unreasonably interfere, delay or hinder Landlord, its agents, contractors or subcontractors in their performance of the work required by Landlord in accordance with the Work Letter, and (v) Tenant shall not use the Premises for the storage of inventory or otherwise commence the operation of business during the period of such early entry. Upon Tenant's breach of any of the foregoing conditions, Landlord may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license upon notice to Tenant. Early entry by Tenant in accordance with this
Section 1.2 shall not constitute occupancy of the Premises for purposes of establishing the Commencement Date.

      ARTICLE 2 - RENT

            Commencing on the Commencement Date, Tenant shall pay a Basic Rent ("Basic Rent") for the Premises in the amount shown in Item 5 of the Basic Lease Provisions for the specified lease year, in monthly installments payable on the first day of each month in advance. The first monthly installment of Basic Rent and the Security Deposit shall be paid concurrently with the execution of this Lease. If the Commencement Date occurs on a day other than the first day of a month, then the Basic Rent for the fraction of the month starting with the Commencement Date shall be prorated on the basis of the actual number of days in said month with the balance of any prepaid Basic Rent applied to the next month's Basic Rent. If the Term hereof ends on a day other than the last day of a month, then the Basic Rent for the month during which said expiration occurs shall be prorated on the basis of the actual number of days in said month. As used in reference to Item 7 of the Basic Lease Provisions, "year" shall mean each succeeding period of twelve full calendar months during the Term, commencing with the first day of the first full calendar month of the Term hereof, except that the first such period shall include in addition any partial month at the commencement of the Lease Term. In addition to said Basic Rent, Tenant agrees to pay Additional Rent ("Additional Rent") as and when hereinafter provided in this Lease. Said Basic Rent and Additional Rent, together with all other sums payable by Tenant under this Lease are hereinafter sometimes referred to collectively as the "Rent." The Rent shall be payable to Landlord, without notice, demand, abatement, deduction or offset in lawful money of the United States of America at the address for Landlord as shown in Item 14 of the Basic Lease Provisions, or to such other person or at such other place as Landlord may from time to time designate in writing.

            Tenant shall not disclose and shall instruct its employees and representatives not to disclose the Rent and other terms of this Lease except to the extent disclosure is reasonably necessary in the conduct of Tenant's business or is otherwise required by court order or applicable law.

      ARTICLE 3 - RENT ADJUSTMENT

            3.1 Tenant shall pay as Additional Rent, in addition to the Basic Rent specified in Article 2 above, in equal monthly installments payable on the first day of each month in advance, one twelfth (1/12th) of the amount computed by multiplying Tenant's Proportionate Share (as hereinafter defined), by the Total Operating Expenses (as hereinafter defined) for the Building for any calendar year during the Term of this Lease.

            3.2 Landlord shall provide Tenant with a written estimate of the Total Operating Expenses for each calendar year or partial calendar year, as the case may be, during the Term of this Lease prior to the start of each such year, except that said estimate for the 2002 calendar year shall be provided no later than December 1, 2001. If Landlord has not furnished its written estimate by the time set forth above, Tenant shall pay monthly installments of its Proportionate Share of the Total Operating Expenses at the rate established for the prior calendar year, if any; provided that when the new estimate is delivered to Tenant, Tenant shall at the next monthly payment date pay Landlord any accrued deficiency based on the new estimate, or Landlord shall credit any accrued overpayment based on such estimate toward Tenant's next installment payment hereunder. Within a reasonable period of time after the end of each calendar year (in no event less than ninety (90) days after the end of each calendar year unless sooner completed by Landlord) Landlord shall furnish Tenant a statement showing in reasonable detail the actual Total Operating Expenses incurred for the period in question. If Tenant's estimated payments are less than its Proportionate Share of the actual Total Operating Expenses as shown by the applicable statement, Tenant shall pay the difference to Landlord within thirty (30) days thereafter. If Tenant shall have overpaid Landlord, Landlord shall credit such overpayment toward Tenant's next installment payment of Additional Rent hereunder. When the final determination is made of the actual Total Operating Expenses for the calendar year in which this Lease terminates, Tenant shall, even if this Lease has terminated, pay to Landlord within ten (10) days after notice the excess of its Proportionate Share of such actual Total Operating Expenses over the estimate of its Proportionate Share of the Total Operating Expenses paid. Conversely, any overpayment shall be rebated by Landlord to Tenant. If Landlord shall determine at any time that the estimate of Total Operating Expenses for the current calendar year is or will become inadequate to meet all such Total Operating Expenses for any reason, Landlord shall immediately determine the approximate amount of such inadequacy and issue a supplemental estimate as to such Total Operating Expenses and Tenant shall pay its Proportionate Share of any increase as reflected by such supplemental estimate. Landlord shall keep or cause to be kept separate and complete books of accounting covering all Total Operating Expenses and shall preserve for at least twelve (12) months after the close of each calendar year all material documents evidencing said Total Operating Expenses for that calendar year. Tenant, at its sole cost and expense, through any certified public accountant designated by it or the controller of Tenant, shall have the right, during reasonable business hours and not more frequency than once during any calendar year, to examine and/or audit the books and documents mentioned above evidencing such costs and expenses for the previous calendar year. Tenant shall make all payments of Additional Rent without delay and regardless of any pending dispute over the amount of Additional Rent that is due in accordance with the statement furnished by Landlord. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Section 3.2 shall not constitute a waiver of its right to require Tenant to pay all Total Operating Expenses pursuant hereto or otherwise impair Tenants obligations under this Section 3.2. or otherwise.

            3.3 "Tenant's Proportionate Share" is defined as that percentage computed by dividing the Rentable Area of the Premises, as hereinafter defined, during the calendar year in question by the total Rentable Area of the Building, as hereinafter defined.

            3.4 "Rentable Area of the Premises" and "Rentable Area of the Building " are defined as those areas obtained by measuring the Premises (not including the Patio Area) and the Building in accordance with the method of measuring rentable office space specified by the Building Operators Management Association ANSI Z65.1-1996 (the "BOMA Standard") as a guideline, including (i) for single tenancy floors, all the area including, but not limited to, elevator lobbies (if any), corridors, restrooms, mechanical rooms, electrical rooms, telephone closets, mailrooms, fire control rooms, and any other areas used on the floor within a Building, or (ii) for multiple tenancy floors, a pro rata portion of all of the area including, but not limited to, elevator lobbies (if any), corridors, restrooms, mechanical rooms, electrical rooms, telephone closets, mailrooms, fire control rooms and any other areas used on the floor and within a Building. Landlord and Tenant agree that although the Patio Area is a part of the Premises, the square footage of the Patio Area shall not be used in the calculations of Rentable Area of the Premises, Rentable Area of the Building or Tenant's Proportionate Share.

            3.5 The initial Rentable Area of the Premises, Rentable Area of the Building, and Tenant's Proportionate Share are deemed to be as stated in Items 2, 3, and 4 of the Basic Lease Provisions, respectively. From time to time, as Landlord deems necessary, Landlord's architect shall determine and certify in writing the actual Rentable Area of the Premises and the actual Rentable Area of the Building. Such determination shall be conclusive, and Items 2, 3, and 4 of the Basic Lease Provisions shall be adjusted accordingly.

            3.6 "Total Operating Expenses" are defined as the Utility Operating Expenses, the Tax Operating Expenses and the General Operating Expenses.

                  (a) Utility Operating Expenses shall include the following:
            Cost of water, sewer, electricity, gas, telephone and other services used in operation of the Building;

                  (b) Tax Operating Expenses shall include the following: All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be taxing districts or authorities presently taxing the Premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation, including any tax or other levy, however denominated, on or measured by the rent collected by Landlord with respect to the Building, or on Landlord's business of leasing the Building, but excluding federal and state taxes on income;

                  (c) General Operating Expenses are all other expenses
            necessary to operate and maintain the Buildings in the Building in a manner deemed reasonable and appropriate and for the best interest of the tenants in the Building, including, but not limited to, the following:

                        (i) Wages, salaries and fringe benefits of all employees
                  engaged in the operation and maintenance of the Building, employers Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance and pension or retirement benefits for such employees, provided however if such employees provide services for other buildings, only the portion of such employees' time spent on services related to the Building shall be charged;

                        (ii) All supplies and material used in operation,
                  maintenance and repair of the Building;

                        (iii) Cost of janitorial service (for the Common Areas)
                  and personnel, trash removal, parking lot sweeping, window washing, pest control, guard service and landscape maintenance;

                        (iv) Cost of replacement of Building equipment and all
                  maintenance and service agreements on Building equipment, including alarm, security, answering service, energy management, mechanical, electrical, window cleaning, common area elevator equipment (if any), the roof and skylights of the Building, and relighting of light standards, soffit and interior and exterior building lights;

                        (v) Reasonable reserves as established by Landlord to
                  cover cost of repainting buildings, resealing, resurfacing and restriping parking and vehicular circulation and access areas, replacement or repair of capital improvements, including without limitation HVAC systems and roofs, to the extent of the amortized amount thereof over the useful life of such capital improvements calculated at a market cost of funds, and general repairs and maintenance, and depreciation of machinery and equipment used in connection with the maintenance of the Building for which a reasonable reserve has not been established;

                        (vi) Cost of any capital improvements (other than tenant
                  improvements for specific tenants) made by or on behalf of Landlord to the Building or Common Areas to the extent of the amortized amount thereof over the useful life of such capital improvements calculated at a market cost of funds, all as determined by Landlord, for each such year of useful life during the Term and depreciation of machinery and equipment used in connection with the maintenance and operation of the Common Areas for which a reasonable reserve has not been established as herein provided;

                        (vii) All taxes and assessments and governmental charges
                  whether federal, state, county or municipal, and whether they be taxing districts or authorities presently taxing the leased premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation, including any tax or other levy, however denominated, on or measured by the rent collected by Landlord with respect to the Building, or on Landlord's business of leasing the Building, but excluding federal and state taxes on income;

                        (viii) Cost of casualty and liability insurance
                  applicable to the Building and Landlord's personal property used in connection therewith together with any deductible of an insured loss covering the Building or the Common Areas;

                        (ix) Cost of all accounting and other professional fees
                  incurred in connection with the operation of the Building;

                        (x) A management fee, not to exceed four percent (4%) of
                  Basic Rent;

                        (xi) Assessment and or/costs assessed or charged to the
                  Building under any covenants, conditions or restrictions of record or any other declaration which may from time to time encumber the Building;

                        (xii) Rent for any office space occupied by the
                  Building's management personnel (including, any rent paid or imputed in connection with any space occupied by such management personnel); provided, however, such rent shall not exceed market rates for similar office space in the area;

                        (xiv) costs incurred in connection with compliance with
                  laws (other than building codes in effect at the time of construction of the Buildings) or changes in laws applicable to the Building; and

                        (xv) any costs incurred under Section 11.2 of this
                  Lease.

            Notwithstanding the foregoing, General Operating Expenses shall not include expenses for which Landlord is reimbursed (either by an insurer, condemner, tenant or otherwise); expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, advertising expenses, legal expenses, and expenses of renovating space for tenants); legal expenses arising out of disputes with tenants or the enforcement of the provisions of any lease of space in the Building, interest or amortization payments on any mortgage or mortgages, or rent under any ground or underlying lease or leases, wages, salaries or other compensation paid to any executive employees above the grade of building manager; wages, salaries or other compensation paid for clerks or attendants in concessions or newsstands operated by Landlord; the cost of any work or service performed for or facilities furnished to a tenant at the tenant's cost; the cost of correcting defects (latent or otherwise) in the construction of the Building or in the Building equipment, except that conditions resulting from ordinary wear and tear shall not be deemed defects; the cost of installing, operating and maintaining a specialty improvement including, without limitation, an observatory or broadcasting tower, cafeteria or dining facility, or athletic, luncheon or recreational club; any cost or expense representing an amount paid to a corporation affiliated with Landlord which is in excess of the amounts which would be paid in the absence of such relationship. Payment of Additional Rent pursuant to Section 3.1 above shall not be deemed a reimbursement to Landlord for purposes of this Section 3.6.

            3.7 Total Operating Expenses for any calendar year during which actual occupancy of the Building is less than ninety-five percent (95%) of the Rentable Area of the Building shall be appropriately adjusted to reflect ninety five percent (95%) occupancy of the existing Rentable Area of the Building during such period.

            3.8 Any operating expense increase for any calendar year during the Term of this Lease shall be apportioned so that Tenant shall be charged under this Article 3 for only that portion of the increase for such year as falls within the Term. This provision shall survive the expiration or earlier termination of the Term of this Lease.

            3.9 If any special assessment is included as part of the real estate taxes and such assessment may be paid in installments, Tenant shall be charged under this Article 3 for only the installment falling within the Term whether or not Landlord pays such assessment in installments.

            3.10 Landlord and Tenant, each from time to time upon request of the other, shall sign a written memorandum confirming the amount of the Additional Rent as adjusted from time to time hereunder. The rights and obligations of Landlord and Tenant with respect to payments to be made hereunder or allocable to periods prior to the expiration or sooner termination of this Lease shall survive such expiration or termination.

      ARTICLE 4 - [INTENTIONALLY OMITTED].

      ARTICLE 5 - UTILITIES, SERVICES; PARKING AND COMMON AREAS

            5.1 Subject to provisions set forth below, Landlord shall at all times furnish the Premises with electrical utility service and water for lavatory and drinking purposes. Tenant's natural gas utility service shall be separately metered. Tenant shall pay for all maintenance costs associated with any such gas separate meter and repair thereof, including without limitation the cost of any new utility equipment. Landlord may impose a reasonable charge for any utilities or services (where not separately metered or sub-metered) required to be provided by Landlord (i) by reason of any substantial recurrent use of the Common Areas or the Premises at any time other than the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday and 9 a.m. to 1 p.m. Saturday excluding legal holidays or (ii) in the event Landlord makes a reasonable determination that Tenant's use of nonsub-metered or separately metered utilities due to test kitchen use, restaurant use or other use of the Premises are not in balance with Tenant's Proportionate Share of the Building's Utility Operating Expenses. Tenant shall pay such amount set forth in clauses (i) and (ii) above to Landlord, as an item of Additional Rent. Landlord may elect to provide for janitor service for the Common Areas which shall be deemed a General Operating Expense; provided however in the event Tenant's use of the Common Areas exceeds the average services required by other tenants in the Building occupying premises of a type and size similar to the Premises Tenant shall separately pay for such excess services. Tenant, at its sole cost and expense, shall provide for daily janitor service for the Premises. Tenant shall pay for replacement of all bulbs and light standards in the premises. Landlord shall not be liable for any failure to furnish any of such services or utilities when such failure is caused by accidents, breakage, repairs, stoppage, or other interruptions, strikes, lockouts, other labor troubles, governmental actions, shortages, inability to obtain electricity, waste or fuel, or other conditions beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages, nor shall any such failure relieve Tenant of the obligation to pay the full Rent reserved herein or constitute or be construed as a constructive or other eviction of Tenant, unless caused by Landlord's gross negligence. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resource consumption.

            5.2 Tenant shall not, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and reasonable discretion, use any apparatus or device in the Premises, using current in excess of 110 volts, except as specified in the Work Letter or the Working Plans (as defined in Exhibit "F" attached hereto), which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water, except as provided in the Work Letter. Any conduit, wiring, cabling, or other lines installed under the Work Letter or as an alteration by Tenant under this Lease shall be the sole responsibility of Tenant, shall be maintained and repaired at Tenant's sole cost and expense, and shall otherwise be subject to any wiring and cabling management plan in effect by Landlord from time to time or, if Landlord does not have such a plan, then by a plan prepared by Tenant and approved by Landlord.

            5.3 Tenant shall have the right to the nonexclusive use of the number of parking spaces located in the parking facilities of the Building specified in Item 12 of the Basic Lease Provisions for the parking of motor vehicles used by Tenant, its officers and employees only. Landlord reserves the right, at any time upon written notice to Tenant, to change the location of Tenant's parking spaces within the parking facility originally designated for such use, if any, as determined by Landlord in its sole and reasonable discretion. The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of such facilities. Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Building's parking facilities. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded, washed waxed, detailed, serviced, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Section 5.3, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved with the cost of such removal or tow to be paid by the owner of such vehicle.

            5.4 Subject to the terms and conditions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, restrooms, elevators (if any), ramps, drives, stairs, and similar accessways and serviceways and other common areas and facilities in and adjacent to the Building as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Building and their respective employees, agents, representatives, licensees and invitees ("Common Areas"). The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, (including the Premises in the event such change is mandated by a governmental agency) and the Common Areas as Landlord may deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that there shall be no (i) unreasonable permanent obstruction of access to or use of the Premises or (ii) material change to the layout of the Premises or the Tenant Improvements. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant, and the Premises shall not be deemed to be a portion of the Common Areas. Landlord reserves the right (i) to change the configuration, size and dimensions of the Building (including the Premises in the event such change is mandated by a governmental agency) and its Common Areas, (ii) to add or sever from its ownership any portion of the Building (including the Premises in the event such change is mandated by a governmental agency) at any time, and (iii) to exclude from the rights of use granted to Tenant any rights of passage over or use of any portion of the Building. The rights of Tenant hereunder in and to the Common Areas shall at all times be nonexclusive with the rights of Landlord and other tenants of Landlord who use the same in common with Tenant, and it shall be the duty of Tenant to keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations, and to use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, or the Building. If, in the opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons.

      ARTICLE 6 - USE OF PREMISES

            6.1 Tenant shall use and occupy the Premises only as specified in
Item 11 of the Basic Lease Provisions and shall not use or occupy the Premises for any other purpose without the prior written consent of Landlord, which consent may be withheld at the sole reasonable discretion of Landlord. Notwithstanding the above, Tenant agrees, by way of example and without limitation, that it shall not be unreasonable for Landlord to withhold its consent to a proposed change of use if such use is incompatible with other the general office uses of other tenants in the Building or that the proposed change of use would breach a covenant, condition or restriction in some other lease, financing agreement or other agreement relating to the Building, the Premises or this Lease. If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not use or occupy the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively "Law"), shall at its sole cost and expense, promptly comply with all Laws now in force or which may hereafter be in force and with all private restrictions and the requirements of any board of fire underwriters or similar body and shall, upon written notice from Landlord, promptly discontinue any use of the Premises which is declared to be a violation of Law by any governmental authority having jurisdiction. Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for the Building or the Premises, and in the event that the Premises are used or occupied in violation of such certificate or certificates of occupancy, any Law or any recorded covenants, conditions and restrictions affecting the Building, Tenant shall, upon ten (10) days' notice from Landlord or any governmental agency, immediately discontinue such use of the Premises (and otherwise immediately remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease, and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Tenant, at its sole cost and expense, shall comply with any direction of any governmental authority having jurisdiction which shall impose any duty upon Tenant or Landlord with respect to the Premises or the use or occupation thereof, by reason of the nature of Tenant's use or occupancy of the Premises. Notwithstanding the above, in the event Tenant desires to use a portion of the Premises as a public or private restaurant, Landlord's consent to such use shall not be unreasonably withheld; provided however (i) such restaurant shall not exceed two thousand square feet (2000 sq. ft.), (ii) Landlord may reasonably restrict the hours of operation, and (iii) Tenant shall pay (in addition to Rent) for all costs associated with such restaurant including, without limitation, pest control, refuse, providing additional parking and compliance with ADA requirements, mitigation measures to reduce noise and odors, insurance requirements, increased wear and tear on Building systems, and charges resulting from increased utility use where not separately metered or sub-metered. Tenant acknowledges that (a) such a restaurant would be also subject to, among other things, approvals from parties other than Landlord, including without limitation, applicable governmental agencies, lenders encumbering the Building, and Landlord's insurance carriers (collectively, "Third Party Approvers"), and such approval may not be granted by such parties, (b) Landlord has not made any representations regarding the suitability of the Premises for such use, and (c) any such approved restaurant use shall be personal to Tenant and irrespective of
Article 15 Tenant shall not sublease or assign its rights under this Lease with respect to any restaurant portion of the Premises. The build-out of a portion of the Premises for restaurant use shall be subject to Article 8, including without limitation, removal of improvement and equipment obligations.

            6.2 Tenant shall not do or permit to be done anything which. will invalidate or increase the cost of any fire and extended coverage insurance policy covering the Building or property located therein. In addition to all other remedies of Landlord, Landlord may require Tenant to reimburse Landlord promptly upon demand for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Section 6.2.

            6.3 Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises or the Building. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises or the Building. Tenant shall not place a load upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's sole cost and expense, in locations and in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises or the Building.

            6.4 Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. ss.12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA') establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that notwithstanding anything contained in this Lease to the contrary: (a) Landlord shall be responsible for ADA Title III compliance in the common areas of the Building except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the common areas of the Building necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

            6.5 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, including, without limitation, (i) any material or substance which is defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance" or "hazardous material" under any federal, state or local law, statute, ordinance or any governmental rule, regulation or order governing or in any way relating to the release, use, generation, handling, leakage, dumping, discharge or disposal of any of the above (collectively, "Hazardous Material Laws") (ii) petroleum or any petroleum derivative, (iii) any flammable explosive or radioactive material, (iv) any polychlorinated biphenyl, and (v) asbestos or any asbestos containing material or derivative. Tenant hereby agrees that (i) Tenant and each of its affiliates, assignees, subtenants, and their respective agents, servants, employees, representatives and contractors shall not bring onto the Premises or the Building any Hazardous Material (other than customary amounts of Hazardous Materials used for office supplies and cleaning materials brought into the Premises by Tenant in the normal course of its tenancy and in full compliance with all Hazardous Material Laws) and shall comply with all Hazardous Materials Laws in effect, or that may come into effect, applicable to the Tenant or Tenant's use and occupancy of the Building, (ii) Tenant shall immediately notify Landlord, in writing, of any existing, pending or threatened (a) investigation, inquiry, claim or action by any governmental authority in connection with any Hazardous Materials Laws relating to the Building of which Tenant receives notice; (b) third party claims relating to the Building of which Tenant receives notice; (c) regulatory actions relating to the Building of which Tenant receives notice; and/or (d) contamination of the Building; (iii) Tenant shall immediately notify Landlord in the event Tenant becomes aware of or suspects that there has been any release of any Hazardous Materials in, on or about the Premises or the Building, or that any person has stored or otherwise brought onto the Building, or any portion thereof, any Hazardous Material (other than customary amounts of office supplies and cleaning materials); (iv) Tenant shall, at Tenant's expense, investigate, monitor, remediate, and/or clean up any Hazardous Material or other environmental condition on, about, or under the Building required as a result of Tenant's or any Tenant Parties' use or occupancy of the Building; and (v) Tenant shall keep the Building free of any lien imposed pursuant to any

Hazardous Materials Laws. Tenant agrees to indemnify, defend (with counsel selected by Landlord), protect and hold Landlord and its partners, members, officers, trustees, affiliates, directors, constituent partners, shareholders, employees, contractors, agents and representatives (collectively, "Affiliates") and Landlord's mortgagees, harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Term of this Lease directly or indirectly from or in connection with the violation of any Hazardous Materials Laws or the presence, handling, storage, release or discharge of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or the Building, or any portion thereof, generated, released, discharged or otherwise brought onto, under, or about the Premises or Building by Tenant or any affiliate thereof. Each of the covenants and agreements of Tenant set forth in this Section 6.5 shall survive the expiration or earlier termination of this Lease. Provided that Tenant, its officers, affiliates, directors, shareholders, employees, contractors, invitees, agents or representatives have not caused the release of Hazardous Materials which contaminates the Premises, Tenant shall not be obligated to remediate, remove, or encapsulate any of such Hazardous Materials.

            6.6 In the event Hazardous Material or a condition involving or resulting from same, has come to be located in, on under or about the Premises and materially impairs Tenant's use of the Premises, unless Tenant is legally responsible therefor (in which case Tenant shall make the investigation and remediation thereof required by applicable Law and this Lease shall continue in full force and effect, but subject to Landlord's rights under Article 20), Landlord may at Landlord's option either (i) investigate and remediate such Hazardous Material, in compliance with Law, as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds Ten Thousand Dollars ($10,000.00), give written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such Hazardous Material of Landlord's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Landlord elects to give such notice of Landlord's intention to terminate this Lease, Tenant shall have the right (at Tenant's sole option) within ten
(10) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for the investigation and remediation of such Hazardous Material solely at Tenant's expense and without reimbursement from Landlord except to the extent of Ten Thousand Dollars ($10,000.00). Tenant shall provide Landlord with the funds required of Tenant or satisfactory assurance thereof within thirty (30) days following Tenant's commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Landlord's notice of termination. If an occurrence of Hazardous Materials (for which Tenant is not legally responsible) materially impairs use of the Premises by Tenant, Rent shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired. Other than as stated in this Section 6.6, Landlord shall have no further obligations to Tenant with respect to remediation or removal of Hazardous Materials from the Building.

            6.7 Tenant may desire to install outside of the Building a backup electrical generator ("Generator") to serve as an emergency power source for its operations in the Premises. Landlord agrees to not unreasonably withhold its consent to the installation of the Generator, subject to the requirements of this Lease. Tenant acknowledges that (i) installation of the Generator shall be subject to the terms of this Lease, including without limitation Landlord's reasonable aesthetic, noise reduction, air quality, safety and spill/leak mitigation or prevention requirements, and Exhibit "F" if the Generator is described in the Working Plans, or Article 8 if the Generator is to be installed at a later date, and (ii) the installation and use of the Generator will need approvals from Third Party Approvers (as defined in section 6.1 above), and such approval may not be granted by such Third Party Approvers. In the event such Generator is approved, (i) Tenant shall, at Landlord's request and at its sole cost and expense and no later than thirty (30) days prior to the expiration of the Term of this Lease, remove the Generator from the Premises and restore the Property to a clean, neat, attractive, healthy, safe and sanitary condition, and
(ii) Tenant shall promptly upon the expiration or sooner termination of this Lease, represent to Landlord in writing that (a) Tenant has made a diligent effort to determine whether any Hazardous Materials are on, under or about the Premises as a result of any acts or omissions of Tenant or Tenant's affiliates, agents, or employees, and (b) no such Hazardous Materials exist on, under or about the Premises other than as specifically identified to Landlord by Tenant in writing. If Tenant discloses the existence of Hazardous Materials on, under or about the Premises which are the responsibility of Tenant, or if Landlord at any time discovers that Tenant or Tenant's Agents caused or permitted the release of a Hazardous Material on, under, from or about the Premises, Tenant shall, at Landlord's request, promptly (but no later than thirty (30) days after Tenant has notice of the existence of any such Hazardous Materials) prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to remediate such Hazardous Materials in accordance with Law and any Third Party Approvers' requirements. Upon Landlord's approval of such clean up plan, Tenant shall, at Tenant's sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease or at law or in equity, promptly implement such plan and diligently proceed to clean up such Hazardous Materials in accordance with all applicable Laws and as required by such plan and this Lease. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval and monitoring in connection with the use or installation of the Generator or the presence, storage, generation or use of Hazardous Materials on or about the Premises by Tenant, and Tenant agrees that any actual third-party costs reasonably incurred by Landlord in connection with any such environmental consultant's services shall be reimbursed by Tenant to Landlord as Additional Rent within 30 days after demand.

            6.8 Landlord shall have the right at Landlord's sole cost and expense, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Article 6, and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. In the event Landlord's inspections, investigations, sampling and/or monitoring of the Premises and/or the Property reveals that Tenant is not in compliance with the terms of this Article 6, Tenant shall reimburse Landlord for the reasonable and actual costs of such inspections, investigations, sampling and/or monitoring within thirty (30) days after demand. If Tenant is not in compliance with any of the provisions of this
Article 6, or in the event of a release of any Hazardous Material on, under, from or about the Premises, Landlord shall have the right, but not the obligation, without limitation on any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant's obligations under this Article 6 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord shall endeavor to minimize interference with Tenant's business but shall not be liable for any such interference. Notwithstanding the foregoing, unless any of the Third Party Approvers (as defined in Section 6.1 above) require Landlord to discharge Tenant's obligations under this Article 6, or in the event of an emergency, Landlord shall first provide written notice to Tenant of Landlord's intent to discharge Tenant's obligations under this Article 6 and Tenant shall thereafter have ten (10) days after such written notice to comply with the provisions of this Article 6. In addition, Landlord, at Tenant's sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use or disposal by Tenant or Tenant's affiliates, agents or employees of Hazardous Materials on, under, from or about the Premises. All sums reasonably disbursed, deposited or incurred by Landlord in connection herewith, including, but not limited to, all costs, expenses and actual attorney's fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the maximum legal rate from the date of such demand until paid by Tenant. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not, without Landlord's prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises (i) poses an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action.

      ARTICLE 7 - ACCEPTANCE OF PREMISES

            Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the Premises, the Building or with respect to the suitability or fitness thereof for the conduct of Tenant's business or for any other purpose. Tenant takes the Premises in its AS-IS condition subject to Landlord's work as set forth in the Work Letter, and Landlord shall have no obligation to alter, remove, improve, repair, decorate, or paint the Premises except as may otherwise be specifically set forth herein. The taking of possession or use of the Premises by Tenant for any purpose other than Tenant's construction of tenant improvements or the installation of tenant's fixtures and equipment shall conclusively establish that the Premises and the Building were at such time in satisfactory condition (except for latent defects) and in conformity with the provisions of this Lease in all respects, except as to any items as to which Tenant and Landlord shall reasonably agree are unsatisfactory, which agreement shall be evidenced in writing and set forth in reasonable detail no later than ten (10) days after Tenant takes such possession or commences such use of the Premises, or the Term of this Lease otherwise commences as provided in Article 1 above. Nothing contained in this
Article 7 shall affect the commencement of the Term of this Lease or the obligation of Tenant to pay Rent hereunder as provided in Article 2 above. Landlord shall promptly correct any actual defects of which it is notified as provided above.

      ARTICLE 8 - ALTERATIONS AND EQUIPMENT

            8.1 Tenant shall make no alterations, additions or improvements to the Premises in excess of Five Thousand Dollars ($5,000.00) without the prior written consent of Landlord, and Landlord may impose as a condition to such consent such requirements as Landlord in its sole discretion may deem necessary or desirable, including, but not limited to, requirements as to the manner in which, and the time or times at which, such work shall be done, and the right to approve the contractor selected by Tenant to perform such work; provided however in no event shall Tenant make structural alterations to the Premises. Without limiting the foregoing, Landlord may require at a minimum, compliance with the requirements set forth in Exhibit "D". Notwithstanding the above, Tenant may make non-structural alterations, additions or improvements to the Patio Area upon the prior written consent of Landlord, which consent may not be unreasonably withheld. All alterations shall be made by Tenant, at Tenant's sole cost and expense, and shall be diligently prosecuted to completion and in conformance with all Laws. The cost of any modifications of Building improvements outside or inside of the Premises required by any governmental agency as a condition or the result of Tenant's alterations shall be borne by Tenant. All such alterations, additions or improvements shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the Term hereof, except that Landlord may, by written notice to Tenant given at least thirty (30) days prior to the end of Term, require Tenant to remove all partitions, counters, railings and any other improvements or equipment installed by Tenant, and to repair any damage to the Premises from such removal, all at Tenant's sole expense.

            8.2 All articles of personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease Term when Tenant is not in default hereunder, provided that Tenant promptly repairs at Tenant's expense any damage to the Premises or the Building caused by such removal. On the expiration of the Term of this Lease, or on any earlier termination of this Lease, Tenant shall remove all such personal property and other items in accordance with the provisions of Article 21 below.

            8.3 Landlord within ten (10) business days after request from Tenant shall execute and deliver a document in substantially the form of Exhibit "I" "Landlord's Waiver" as required by any supplier or lender in connection with the financing of or installation in the Premises of Tenant's personal property or trade fixtures.

      ARTICLE 9 - LIENS

            Except to the extent of the Limited Refurbishment as defined and described in Exhibit "F" which is to be performed by or on behalf of Landlord, Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with any alterations, additions, or modifications, or any other work, labor, services, equipment, or materials done for or supplied to Tenant, or any other person claiming through or under Tenant. Tenant shall notify Landlord of, and shall defend, indemnify and save harmless Landlord and any holder under a Security Document (defined below) from and against any and all construction and other liens and encumbrances filed in connection with any such alterations, modifications, additions, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures, equipment, or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after the filing thereof. Nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, or lien provided Tenant posts for the protection of Landlord security acceptable to Landlord.

      ARTICLE 10 - TAX ON TENANT'S PROPERTY

            10.1 Tenant shall be liable for and shall pay not later than ten
(10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenants personal property or trade fixtures are levied against Landlord or Landlord's property and if Landlord, after written notice to

Tenant, pays the same, which Landlord shall have the right to do regardless of the validity of such levy, but only under proper protest if requested by Tenant, or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in assessment; provided that, in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, but at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

            10.2 If the tenant improvements in the Premises, whether installed or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's building standard construction in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord or Landlord's property by reason of such excess assessed valuation shall not be deemed to be taxes levied against Landlord or Landlord's property by reason of such excess assessed valuation, but rather shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.1 above.

      ARTICLE 11 - MAINTENANCE AND REPAIR

            11.1 Subject to the provisions of Section 11.2 below, Tenant shall, at its sole cost and expense, maintain the Premises, including without limitation the Patio Area, in a safe, clean and neat condition (including without limitation, repair and maintenance of any grease traps installed pursuant to the Work Letter) and shall take good care of the Premises and fixtures therein and, subject to the provisions of Article 17 below, shall reimburse Landlord for all repairs thereto or to the Building or the Common Areas which are made necessary as a result of any use (exclusive of ordinary wear and tear), misuse or neglect by Tenant or any of its officers, agents, employees, contractors, licensees, visitors, guests or invitees.

            11.2 Subject to Landlord's timely receipt of Tenant's payment of Rent, the provisions Sections 3.6, 5.1 and 11.1 above and Article 17 hereof, Landlord shall repair and maintain the Building structure and public areas, the plumbing, air conditioning and electrical systems serving the Premises, and the roof and skylights of the Building. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in
Article 17 hereof, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion therein (unless caused by Landlord's gross negligence, but in no event shall Landlord be liable for consequential or punitive damages), provided, however, that in making such repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises. Tenant hereby waives its right to make repairs at Landlord's expense under the provisions of Sections 1941 and 1942 of the Civil Code of California. Notwithstanding anything contained in this Section 11.2 to the contrary, Landlord shall have no obligation to maintain or repair any alterations, additions, improvements, fixtures or equipment installed in the Premises by Tenant. The cost of any maintenance and repairs on the part of Landlord provided for in this Section 11.2 shall be considered part of General Operating Expenses and paid by Tenant in the manner set forth in Article 3, except that repairs which Landlord deems arise out of any act or omission by or on behalf of Tenant shall be made at the immediate expense of Tenant. Notwithstanding anything to the contrary contained herein, in the event Landlord fails to perform any maintenance or repair obligations as set forth herein which materially affect Tenant's permitted use of the Premises and such failure continues for fifteen (15) days after written notice by Tenant specifying the nature of such needed maintenance or repairs, or immediately in the case of an emergency, or sixty (60) days in the event such maintenance or repair reasonably requires more then fifteen (15) days provided the Landlord commences work within fifteen (15) days, then Tenant, at its option without obligation to do so, may perform such maintenance or repair obligations and Landlord shall pay to Tenant the actual and reasonable expenses incurred for such maintenance or repairs within sixty (60) days after receipt of an invoice from Tenant.

      ARTICLE 12 - ENTRY AND INSPECTION

            Upon prior written notice (including without limitation notice by facsimile transmission). Tenant will permit Landlord and its agents (which may be accompanied by Tenant's personnel at Tenant's discretion) at all reasonable times during normal business hours and at any time in case of emergency (without notice or escort requirements), in such manner as to cause as little disturbance to Tenant as reasonably practicable, to enter into and upon the Premises for the purpose of inspecting the same or for the purpose of protecting the interest therein of Landlord, and to take all required materials and equipment into the Premises, and perform all required work therein, including the erection of scaffolding, props, or other mechanical devices, for the purpose of making alterations, repairs or additions to the Premises or to any other portion of the Building in which the Premises are situated as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or for maintaining any service provided by Landlord to Tenant hereunder without any rebate of Rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned (unless caused by Landlord's gross negligence, but in no event shall Landlord be liable for consequential or punitive damages). Tenant shall also permit Landlord and its agents (which may be accompanied by Tenant's personnel at Tenant's discretion), upon prior notice and, to enter or pass through the Premises or any part thereof, at reasonable times during normal business hours to show the Premises to holders of encumbrances on the interest of Landlord under the Lease, or prospective purchasers, or mortgagees of the Building, and during the period of six (6) months prior to the expiration date of this Lease, Landlord may exhibit the Premises to prospective tenants. Landlord shall also have the right to enter on or pass through the Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Premises or any other portion of the Building in which the Premises are located. If during the last month of the Term hereof Tenant shall have removed substantially all of Tenant's property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same, without abatement of Rent and without liability to Tenant, and such acts shall have no effect on this Lease.

      ARTICLE 13 - HOLD HARMLESS; LIMITATION OF LIABILITY; INSURANCE

            13.1 Tenant shall indemnify, defend (with legal counsel selected by Landlord), protect and hold Landlord and its Affiliates (as defined in Article 6.4) harmless from and against any and all claims, suits, judgments, losses, costs, obligations, damages, expenses, interest and liabilities, including, without limitation, reasonable attorneys' fees, for any injury or damage to any person or property whatsoever arising out of or in connection with this Lease, the Premises or Tenant's activities in the Building, including, without limitation, by reason of the active or passive negligence of Landlord or its Affiliates when such Injury or damage has been caused in whole or in part by the act, negligence, fault or omission of Tenant, its agents, servants, contractors, employees, representatives, licensees or invitees. Without limiting the foregoing, Tenant shall reimburse Landlord for all expenses, damages and fines incurred or suffered by Landlord by reason of any breach, violation or non-performance by Tenant, its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property, or by reason of carelessness, negligence or improper conduct of Tenant or its agents, employees or servants in the use or occupancy of the Premises. The provisions of this Section 13.1 shall survive the expiration or earlier termination of this Lease.

            13.2 Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord and its Affiliates for any injury or damage to any person or property occurring or incurred in connection with or in any way relating to the Premises or the Building from any cause, including, without limitation, by reason of the active or passive negligence of Landlord or its Affiliates. Without limiting the foregoing, neither Landlord nor any of its Affiliates shall be liable for and there shall be no abatement of Rent for (i) any damage to Tenant's property stored with or entrusted to Landlord or its Affiliates, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building, or from any other cause whatsoever, (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, or (v) any latent or other defect in the Premises or the Building. In addition and without limitation to the other provisions of this Section 13.2, Tenant agrees that in no case shall Landlord ever be responsible or liable on any theory for any injury to Tenant's business, loss of profits, loss of income or any other form of consequential damage. Tenant shall give prompt notice to Landlord in the event of (A) the occurrence of a fire or accident in the Premises or in the Building, or (B) the discovery of any defect therein or in the fixtures or equipment thereof.

            13.3 Tenant hereby agrees to maintain in full force and effect at all times during the Term of this Lease, at its sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers, qualified to do business in the State of California, with a financial class rating of not less than X and a policy holder rating of not less than A in the most recent Best's Key Rating Guide and otherwise acceptable to Landlord, which afford the following coverages:

                  (a) Comprehensive general liability insurance (or commercial general liability insurance) or such successor comparable form of coverage, including blanket contractual liability, broad form property damage, independent contractor's coverage, personal injury, completed operations, products liability, cross liability and severability of interest clauses, and fire damage, written on an "occurrence" basis with coverage of not less than Five Million Dollars ($5,000,000.00) combined single limit per occurrence for both bodily injury (including death) and property damage;

                  (b) All Risk Insurance, including, without limitation,
            insurance covering loss or damage resulting or arising from sprinkler leakage, in an amount sufficient to cover the full cost of replacement of all improvements to the Premises and all of Tenant's fixtures and other personal property. The proceeds of such insurance shall be devoted exclusively to the replacement of the same unless this Lease shall cease and terminate pursuant to the provisions of
            Article 17; and

                  (c) Loss of income insurance in such amounts as will cover
            Tenant for direct or indirect loss of earnings resulting from all risks or perils customarily insured against by commercially prudent tenants, as reasonably determined by Landlord.

                  (d) Tenant may, with the prior written consent of Landlord, elect to have reasonable deductibles (not to exceed Ten Thousand Dollars ($10,000.00)) under the policies required hereunder.

                  (e) Tenant shall deliver to Landlord at least thirty (30) days prior to the time such Insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the coverage required hereunder with limits not less than those specified above. Such policies of insurance shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry. Such certificates shall name Landlord, Pacifica Property Management, Inc., a California corporation, Pacifica Real Estate Group, a California corporation, Pacifica Real Estate Group, LLC, a California limited liability company and lenders as required by contract as additional insureds and this insurance shall (i) be primary and non-contributory with any other coverage's carried by Landlord and (ii) shall expressly provide that the interest of the same therein shall not be affected by any breach by Tenant of any policy provision for which such certificates evidence coverage. Further, all certificates shall expressly provide that not less than thirty (30) days' prior written notice shall be given Landlord in the event of material alteration to or cancellation of the coverages evidenced by such certificates. The limits of insurance required to be carried by Tenant hereunder shall not limit Tenant's liability hereunder.

                  (f) Notwithstanding any provision of this Section 13.3 to the contrary, Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Premises or the Building. If any of Landlord's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises, or any part thereof, by Tenant or any assignee, subtenant, licensee or invitee of Tenant and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage, within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant.

                  (g) Tenant shall not do or permit to be done any act or things upon or about the Premises or the Building, which will (i) result in the assertion of any defense by the insurer to any claim under, (ii) invalidate, or (iii) be in conflict with, the insurance policies of Landlord or Tenant covering the Building, the Premises or fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon or about the Premises or the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property.

                  (h) If, as a result of any act or omission by or on the part of Tenant or violation of this Lease, whether or not Landlord has consented to the same, the rate of "All Risk" or other type of insurance maintained by Landlord on the Building and fixtures and property therein, shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused, such reimbursement to be additional Rent payable within five (5) days after demand therefor by Landlord. If, due to abandonment of, or failure to occupy the Premises by Tenant, any such insurance shall be canceled by the insurance carrier, then Tenant hereby indemnifies Landlord against liability which would have been covered by such insurance.

                  (i) Landlord may from time to time, but not more frequently than once every three (3) years, require that the amount of commercial public liability insurance to be maintained by Tenant under this Section 13.3 be increased so that the amount thereof adequately protects the Landlord's interest based on amounts of coverage required of comparable tenants in comparable buildings.

                  (j) In the event Tenant installs the Generator or uses,
            generates or stores Hazardous Materials on, under or about the Premises pursuant to Article 6, Landlord shall have the continuing right to require Tenant, at Tenants sole cost and expense, to purchase environmental insurance, issued by a responsible carrier, qualified to do business in the State of California, with a financial class rating of not less than VII and a policy holder rating of not less than A in the most recent Best's Key Rating Guide, with coverage of no less than Five Million Dollars (S5,000,000.00), insuring (i) any Hazardous Materials and tanks described in Section 6.7 shall be removed from the Premises, (ii) the Premises shall be restored to a clean, neat, attractive, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord's agents arising from such Hazardous Materials or tanks.

            13.4 Landlord shall, at all times during the Term, keep the Building insured against loss or damage by fire and the perils covered by a combined single limit bodily injury and broad form property damage insurance policy, extended coverage, or an "all risk" insurance, with inflation guard, vandalism and malicious mischief endorsements, and any other endorsements selected by the Landlord (excluding at Landlord's discretion, the perils of flood or earthquake); provided however Tenant shall be an additional insured under said policy. Landlord, at its sole and absolute discretion, may purchase (a) an earthquake policy of insurance and flood or zoning ordinance coverage, in any amount sufficient to prevent either the Landlord or the Tenant from becoming a co-insured under the provisions of the policies, (b) a policy of rental value or rent continuation insurance for a period of one (1) year, and (c) any other insurance that may be required from time to time by the holders of any mortgages, deed of trust or grounds leases on the Building. In addition, the Landlord may purchase any other insurance which it, in its reasonable discretion, deems necessary or appropriate. All such insurance shall be payable to the Landlord and the holder of any encumbrances on the Building as their interests may appear. All of the costs and expenses and deductible amounts of such insurance shall be a General Operating Expense. Upon written request by Tenant, Landlord shall provide to Tenant evidence of such insurance. Tenant owned alterations and improvements shall be insured by Tenant as provided in
Section 13.3.

      ARTICLE 14 - WAIVER OF SUBROGATION

            In the event that Landlord's insurance policies with respect to the Premises or the Building permit a waiver of subrogation, Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of the Premises or the Building, from causes then included under standard fire and all risk insurance policies or endorsements; provided, however, that such waiver of subrogation shall be limited exclusively to insurance proceeds actually received by Landlord for such damage or destruction. In the event that Tenant's insurance policies with respect to the Premises permit a waiver of subrogation, Tenant waives any and all rights of recovery against Landlord for or arising out of damage to, or destruction of, any property of Tenant, from causes then included under standard fire and all risk insurance policies or endorsements. Tenant represents that its present insurance policies now in force permit such waiver. If at any time during the Term of this Lease (i) either party shall give not less than five (5) days' prior written notice to the other party certifying that any insurance carrier which has issued any such policy shall refuse to consent to the aforesaid waiver of subrogation, or (ii) such insurance carrier shall consent to such waiver only upon the payment of an additional premium (and such additional premium is not paid by the other party hereto), or (iii) such insurance carrier shall revoke a consent previously given or shall cancel or threaten to cancel any policy previously issued and then in force and effect, because of such waiver of subrogation, then, in any of such events, the waiver of subrogation contained herein shall thereupon be of no further force or effect as to the loss, damage or destruction covered by such policy. If however, at any time thereafter, a consent to such waiver of subrogation shall be obtained without an additional premium from any existing or substitute insurance carrier, the waiver hereinabove provided for shall again become effective.

      ARTICLE 15 - ASSIGNMENT AND SUBLETTING

            15.1 Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant the right to use or occupy the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent shall, subject to
Section 15.5 below, not be unreasonably withheld. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. For purposes of application of this Article 15, any mortgage, hypothecation or encumbrance of all or any portion of Tenant's interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant to use or occupy the Premises, or any part thereof, shall be deemed to be an "assignment" of this Lease. In addition, as used in this Article 15, the term "Tenant" shall also mean any entity that has guaranteed Tenant's obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor.

            15.2 No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one (1) subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment.

            15.3 If Tenant desires at any time to assign this Lease or to sublet the Premises, or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed assignee or subtenant; (ii) the nature of the proposed assignee's or subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed assignment or sublease, which shall be expressly subject to the provisions of this Lease; (iv) in the case of a sublease, the portion of the Premises proposed to be sublet; and (v) such financial and other information as Landlord may reasonably request concerning the proposed assignee or subtenant.

            15.4 At any time within thirty (30) days after Landlord's receipt of the information specified in Section 15.3 above, Landlord may, by written notice to Tenant, elect to (i) consent to the subletting or assignment under the terms and to the subtenant or assignee proposed or (ii) withhold its consent. If Landlord consents to such assignment or sublease, Tenant may, within ninety (90) days thereafter, enter into a valid assignment or sublease of the Premises, or portion thereof, upon the terms and conditions set forth in the information furnished by Tenant to Landlord pursuant to Section 15.3 above, subject, however, to Landlord's receipt of a fully executed counterpart of such assignment or sublease. Failure of Landlord to elect an option set forth in clauses (i) or (ii) above within such thirty (30) day period shall be deemed refusal of Landlord to consent to the proposed subletting or assignment. Landlord acknowledges that its refusal to consent to a proposed subletting or assignment shall not provide Landlord with an additional right to recapture the portion of the Premises so proposed to be subleased or assigned

            15.5 Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease if (i) the use to be made of the Premises by the proposed assignee or subtenant is (A) not generally consistent with the character and nature of other tenants in the Building or would result in a heavier burden (in comparison to that resulting from Tenant's use of such portion of the Premises) on the Building, the systems, the structures or the Common Areas thereof, (B) in conflict with any "exclusive" or similar use or signage rights of another Building tenant, or (C) prohibited by any provision of this Lease, including, without limitation, the rules and regulations then in effect; (ii) the character, moral stability, reputation or financial responsibility of the proposed assignee or subtenant are not reasonably satisfactory to Landlord; (iii) in the case of a proposed mortgage, hypothecation or other encumbrance of Tenant's leasehold estate, (A) the proposed assignee or subtenant requests relief from any provision of this
Article 15 or this Lease, including, without limitation, those provisions requiring assumption of this Lease by each assignee or subtenant and continuous occupancy of the Premises, (B) the proposed mortgage, hypothecation or encumbrance is of less than the entire leasehold estate, or (C) the proposed assignee or subtenant cannot reasonably demonstrate to Landlord that such mortgage, hypothecation or encumbrance will not impair or adversely affect any of Landlord's rights hereunder; (iv) in the case of a sublease, (A) the portion of the Premises proposed to be sublet is not a single, self-contained unit of space with access to restrooms and exits in conformance with applicable Law or otherwise cannot be the subject of a valid certificate of occupancy, or (B) the proposed transaction is a sublease of a subleasehold interest; (v) the proposed assignee or subtenant is an existing tenant or subtenant in the Building; (vi) the proposed assignee or subtenant is a party with whom (A) Landlord is currently negotiating with in connection with a lease of space in the Building, or (B) Landlord has negotiated with in connection with a lease of space in the Building, during the six month period prior to the date of Tenant's notification of the proposed assignment or sublease, or (vii) a default has occurred and is continuing at the time of Tenant's request for Landlord's consent or as of the effective date of such assignment of subletting.

            15.6 Except for the satisfaction of the conditions provided in
Section 15.5 above, Landlord's consent shall not be required for the assignment of this Lease or any sublease of all or part of the Premises to any Affiliate, Subsidiary or Successor of Tenant (as those terms are hereinafter defined), provided, however, that such Affiliate, Subsidiary or Successor, as the case may be, shall have provided evidence satisfactory to Landlord that such Affiliate, Subsidiary or Successor is financially capable of fulfilling Tenant's obligations pursuant to the Lease. Any assignment or sublease to an Affiliate, Subsidiary or Successor in violation of the requirements set forth above shall, at Landlord's option, be deemed null and void.

            For purposes of this Section 15.6 an "Affiliate," a "Subsidiary" and a "Successor" of Tenant are defined as follows:

                  (a) An "Affiliate" is any corporation or other legal entity which directly or indirectly controls or is controlled by or is under common control with Tenant. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or other legal entity, whether through the ownership of voting securities or by contract or otherwise.

                  (b) A "Subsidiary" shall mean any corporation or other legal entity not less than fifty percent (50%) of whose outstanding stock or beneficial interest shall, at the time, be owned directly or indirectly by Tenant.

                  (c) A "Successor" of Tenant shall mean:

                        (i) A corporation or other legal entity in which or with
                  which Tenant is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation, if any, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the entities participating in such merger or consolidation are assumed by the corporation or other legal entity surviving such merger or created by such consolidation; or

                        (ii) A corporation or other legal entity acquiring the
                  rights of Tenant hereunder and a substantial portion of the property and assets of Tenant.

            15.7 The sale, transfer or conveyance of publicly traded shares of Tenant's stock shall not constitute an assignment within the meaning and provisions of this Article 15, so long as no change in the controlling interests of Tenant occurs as a result thereof.

            15.8 Each assignee, subtenant, licensee, mortgagee or other transferee, other than Landlord, shall assume in a writing satisfactory to Landlord, all obligations of Tenant under this Lease and shall be jointly and severally liable for the performance of all of the provisions hereof. Notwithstanding the foregoing and without prejudice to Landlord's right to require a written assumption from each assignee, any person or entity to whom this Lease is assigned, including, without limitation, assignees pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"), shall automatically be deemed to have assumed all obligations of Tenant arising under this Lease. Regardless of Landlord's consent, no assignment or subletting shall:
(i) release Tenant of any obligations hereunder, or (ii) alter the primary liability of Tenant for the payment of Rent or for the performance of any other obligations to be performed by Tenant, Tenant agrees to reimburse Landlord for Landlord's reasonable costs and attorneys' fees incurred in connection with the routine processing, investigation and documentation of any requested assignment or sublease subject to this Article 15 not to exceed One Thousand Five Hundred Dollars ($1,500.00). Landlord may accept Rent or performance of Tenant's obligations from any person other than Tenant pending approval or disapproval of any assignment.

            If Landlord shall give its consent to any assignment of this Lease or to any sublease of all or any portion of the Premises, Tenant shall pay to Landlord as additional Rent hereunder:

                  (a) In the case of an assignment, an amount equal to fifty percent (50%), during the initial Term of the Lease, and one hundred percent (100%), during an extension of the initial Term of the Lease, of all sums and other consideration paid to the assignor Tenant by the assignee for, or by reason of such assignment, but deducting from such sums and consideration, all brokerage commissions actually paid to independent brokers in connection with such transaction and any tenant improvement allowance granted to the assignee to the extent actually devoted exclusively to the installation of leasehold improvements in the Premises (such commissions and allowance being referred to herein as "Transaction Inducements"); and

                  (b) In the case of a sublease, fifty percent (50%), during the initial Term of the Lease, and one hundred percent (100%), during an extension of the initial Term of the Lease, of all sums, rents, additional charges, key money and other consideration payable under the sublease by the subtenant to Tenant in excess of Rent accruing during the term of the sublease with respect to the subleased portion of the Premises (at the rate per square foot of Rentable Area payable by Tenant). Tenant shall be entitled to deduct all Transaction Inducements related to such sublease, provided the same are amortized over the entire term of the sublease. The obligation to make the payments described in this Section 15.8 shall be a joint and several obligation of the Tenant and the assignee or subtenant, as the case may be. The amounts payable under Section 15.8(a) shall be paid to Landlord on the effective date of the assignment, as a condition of the effectiveness of Landlord's consent. The amounts payable under Section 15.8(b) shall be paid to Landlord as and when payable by the subtenant to Tenant. Within fifteen (16) days after written request therefor by Landlord, Tenant shall furnish evidence to Landlord of the amount of consideration received or expected to be received from such assignment or sublease.

            15.9 An assignment or subletting without the consent of Landlord shall, at Landlord's option, determined in its sole and absolute discretion, be a default curable after notice pursuant to Section 20.1(c), or a noncurable default without the necessity of any notice and grace period. If Landlord elects to treat such unapproved assignment or subletting as a noncurable default, Landlord may terminate the Lease.

            15.10 Tenant's remedy for any breach of this Article 15 by Landlord shall be limited to compensatory damages or injunctive relief.

            15.11 Landlord's consent to any assignment or subletting shall not transfer to the assignee or subtenant any option or right of first refusal granted to the original Tenant by this Lease unless the transfer of such option or right of first refusal is specifically consented to by Landlord in writing.

      ARTICLE 16 - SALE BY LANDLORD; NONRECOURSE LIABILITY

            16.1 In the event of a sale or conveyance by Landlord of the Building, Landlord shall be released from any and all liability under this Lease for events occurring after such sale or conveyance. If the security deposit has been made by Tenant prior to such sale or conveyance, Landlord shall transfer the security deposit to the purchaser, and upon delivery to Tenant of notice thereof pursuant to the provisions of Section 1950.7 of the California Civil Code, Landlord shall be discharged from any further liability in reference thereto. Subject to Article 26 below, until the expiration or termination of this Lease, a purchaser of the Building shall be subject to the terms of this Lease from and after such sale or conveyance and Tenant shall attorn to and become the Tenant of the successor-in-interest to Landlord

            16.2 Landlord and its Affiliates (as defined in Article 6.4) shall in no event or at any time be personally liable for the payment or performance of any obligation required or permitted of the Landlord under this Lease or under any document executed in connection herewith. In the event of any actual or alleged failure, breach or default by Landlord under this Lease or any such document, the sole recourse of Tenant shall be against the interest of Landlord in the Building. No attachment, execution, writ or other process shall be sought or obtained, and no judicial proceeding shall be initiated by or on behalf of Tenant, against Landlord or its Affiliates personally or Landlord's assets (other than Landlord's interest in the Building) as a result of any such failure, breach or default.

            16.3 Landlord shall not be in default of any obligation of Landlord hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice of such failure from Tenant, provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant's sole remedy for breach of this Lease by Landlord shall be an action for damages, injunction or specific performance; Tenant shall have no right to terminate this Lease on account of any breach or default by Landlord. Notwithstanding any provision of this Lease, all liability of Landlord under this Lease or otherwise with respect to any acts or omissions of Landlord or events which occur during the Term of this Lease and which in any way relate to Tenant's tenancy hereunder or occupancy of the Premises shall terminate one (1) year following the expiration or sooner termination of this Lease other than as to those claims, if any, asserted in reasonable detail in a writing delivered by Tenant to Landlord prior to the expiration of such one (1) year period.

      ARTICLE 17 - DAMAGE OR DESTRUCTION

            17.1 If the Premises are damaged by any casualty, and Tenant is not in default under this Lease, the damage shall be repaired by and at the expense of Landlord, provided such repair can, in Landlord's opinion, be made within one hundred eighty (180) days after Tenant's written notice to Landlord of the occurrence of such damage, without the payment of overtime or other premiums. If Landlord determines that said repairs can be made within one hundred eighty
(180) days from Landlord's receipt of Tenant's notice, and, except as set forth hereinbelow, until such repairs are completed, the Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business. There shall be no abatement of Rent by reason of any portion of the Premises being unusable for a period equal to three (3) days or less.

            17.2 If such repairs cannot, in Landlord's opinion, be made within such one hundred eighty (180) day period, Landlord may, at its option, make them within a reasonable time and in such event this Lease shall continue in effect and the Rent shall be abated in the manner and to the extent provided above. Landlord's election to make such repairs must be evidenced by written notice to Tenant within thirty (30) days after notice to Landlord of the occurrence of the damage, advising Tenant whether or not Landlord will make such repairs and the estimated time for completing the same. If Landlord does not so elect to make such repairs which cannot be made within such one hundred eighty (180) day period, then either party may by written notice to the other cancel this Lease as of the date of the occurrence of such damage.

            17.3 In case of any damage or destruction mentioned in this Article 17 which Landlord is required or undertakes to repair as provided herein, Tenant may terminate this Lease by notice to Landlord any time prior to completion of the required repairs if Landlord has not restored and rebuilt the Premises (exclusive of any property of Tenant or improvements installed by Tenant located therein) to substantially the same condition as existed immediately prior to such damage or destruction within one hundred eighty (180) days after notice to Landlord of the occurrence of such damage or destruction, or such longer period as Landlord has estimated pursuant to Section 17.2, plus such additional period thereafter (not exceeding six months) as shall equal the aggregate period Landlord may have been delayed in doing so by acts of God, adjustment of insurance, labor trouble, governmental controls, unavailability of materials, or any other cause beyond Landlord's reasonable control.

            17.4 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or other portion of the Building. Landlord shall use reasonable efforts to effect such repair or restoration promptly and to avoid unreasonable interference with Tenant's use and occupancy.

            17.5 Landlord shall not be required to carry insurance of any kind on Tenant's property and, except by reason of the breach by Landlord of any of its obligations hereunder (subject to the provisions of Article 14 above), shall not be obligated to repair any damage thereto or to replace the same.

            17.6 If the entire Building is destroyed by casualty, or any part of the Building other than the Premises is damaged by casualty to the extent that repairs cannot, in Landlord's opinion, be completed within one (1) year after the date of such damage, Landlord, at its option, may cancel this Lease as of the date of the occurrence of such destruction or damage.

            17.7 Notwithstanding anything to the contrary contained in this
Article 17, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when (i) the damage resulting from any casualty covered under this Article 17 occurs during the last twelve (12) months of the Term of this Lease or any extension hereof; (ii) the damage or destruction of the Premises is caused by Tenant, or Tenant's employees, agents, contractors, servants, customers or invitees, (iii) Landlord reasonably determines that the cost of repair is not covered by Landlord's fire and extended coverage insurance or any other applicable insurance coverage of Landlord maintained, plus such additional amounts Tenant elects, at its option, to contribute, excluding however Tenants Proportionate Share of any insurance deductible (for which Tenant shall be responsible); or (iv) a default by Tenant has occurred and is continuing at the time of such damage.

            17.8 Tenant hereby waives the provisions of California Civil Code
Section 1932, Subsection 2, and Section 1933, Subsection 4.

      ARTICLE 18 - EMINENT DOMAIN

            18.1 If more than twenty-five percent (25%) of the Building shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof Landlord shall have the right to terminate this Lease. If the whole of the Premises, or so much thereof as to render the balance unusable by Tenant, shall be taken under power of eminent domain or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof, provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for the interruption of or damage to Tenant's business or for Tenant's unamortized cost of leasehold improvements. Tenant expressly waives the provisions of California Civil Procedure Code
Section 1266.150, as amended from time to time.

            18.2 In the event of a partial taking which does not result in a termination of this Lease, Rent shall be abated in proportion to the part of the Premises so made unusable by Tenant.

            18.3 No temporary taking of the Premises or of Tenant's rights therein or under this Lease shall terminate this Lease or give Tenant any right to any abatement of Rent hereunder, any award made to Tenant by reason of any such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein.

      ARTICLE 19 - [INTENTIONALLY OMITTED]

      ARTICLE 20 - DEFAULTS AND REMEDIES

            20.1 At the option of Landlord, a breach or default under this Lease by Tenant shall exist if any of the following events shall occur (each is sometimes herein called a "default" or an "Event of Default"":

                  (a) My failure by Tenant to pay monthly installments of Basic and Additional Rent or to make any other payment required to be made by Tenant hereunder within five (5) business days after receiving written notice, at the time and in the amount as herein provided;

                  (b) The abandonment or vacation of the Premises by Tenant
            accompanied by a failure to pay Rent;

                  (c) Any failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for fifteen (15) days (except where a different period of time is specified in this Lease, in which case the different period of time shall apply) after written notice by Landlord to Tenant; provided, however, that if such cure reasonably requires more than fifteen (15) days, tenant shall not be in default if Tenant commences the cure within the fifteen (15) day period and thereafter diligently prosecute the cure to completion within sixty (60) days and further provided that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq. of the California Code of Civil Procedure; or,

                  (d) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenants assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty
            (30) days;

                  (e) Any failure by Tenant to execute and deliver any statement described in Articles 26 or 40 requested by Landlord, where such failure continues for ten (10) days after delivery of written notice of such failure by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Sections 1161 et seq., of the California Code of Civil Procedure;

                  (f) The making or furnishing by Tenant of any warranty,
            representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is false or misleading in any material respect when made or furnished;

                  (g) the attempted repudiation or revocation of any such
            guaranty or the participation by any such guarantor in any other event described in this Section 20.1(d) or (f) (as if this subsection 20.1(g) referred to such guarantor in place of Tenant; or

                  (h) any purported assignment or sublease of the Premises
            contrary to the provisions of Article 15.

            20.2 Landlord shall have the following remedies if Tenant commits a default or breach of the Lease, or an Event of Default occurs, which remedies are cumulative, not exclusive, and in addition to any remedies now or later allowed bylaw:

                  (i) Continue this Lease in full force and effect, and the
            Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including without limitation brokers' commissions, legal fees, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from any reletting. No act by Landlord allowed by this Subsection 20.2(a) shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease in writing. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's written consent Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not thereby be released from liability.

                  (ii) Terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant;

                        (i) The worth, at the time of the award, of the unpaid
                  Rent that had been earned at the time of termination of this Lease;

                        (ii) The worth, at the time of the award, of the amount
                  by which the unpaid Rent that would have been earned after the time of termination of this Lease until the time of the award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

                        (iii) The worth, at the time of the award, of the amount
                  by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and

                        (iv) Any other amount, and courts costs, including
                  without limitation attorneys' fees, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

                  "The worth, at the time of the award," as used in Subsection
(b)(i) and (b)(ii) hereof, is to be computed by allowing interest at the maximum rate allowed by law. "The worth, at the time of the award," as referred to in Subsection (b)(iii), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

            20.3 In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises subject to the terms and conditions of Landlord Waiver attached hereto as Exhibit "I"; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

            20.4 In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and Landlord does not elect to terminate this Lease as provided in this Article 20, then Landlord may, from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such Rent and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises; provided that if Landlord elects to recover such Rent as it becomes due without terminating this Lease pursuant to this Section 20.4, Landlord will not unreasonably withhold its consent to a subletting or assignment by Tenant.

            20.5 In the event that Landlord shall elect to so relet, then Rent received by Landlord from such reletting shall be applied; first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied to payment of future Rent as the same may become due and payable hereunder. Should that portion of such Rent received from such reletting, during any month to which it is applied by the payment of Rent hereunder, be less than the Rent payable during that month by

Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefore by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the Rent received from such reletting.

            20.6 No re-entry or taking possession of the Premises by Landlord pursuant to this Article 20 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

            20.7 In the event of the material and undisputed default of Tenant hereunder, Landlord shall have the right, at Landlord's option, to suspend or discontinue the services specified in Article 5, above, or any thereof, during the continuance of any such default and any such suspension or discontinuance shall not be deemed or construed to be an eviction or ejection of Tenant.

            20.8 Tenant hereby acknowledges that in addition to lost interest, the late payment by Tenant to Landlord of installments of Basic or Additional Rent or other sums due hereunder will cause Landlord to incur other costs not contemplated in this Lease, the exact amount of which is extremely difficult and impractical to ascertain. Such other costs include, but are not limited to, processing, administrative and accounting costs. Accordingly, if any installment of Basic or Additional Rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due, Tenant shall also pay to Landlord a service charge in an amount equal to the greater of One Hundred Dollars ($100.00) or eight percent (8%) of the amount overdue. The parties hereby agree that (i) such late charge represents a fair and reasonable estimate of the costs Landlord will incur in processing each delinquent payment by Tenant, (ii) such late charge shall be paid to Landlord as liquidated damages for each delinquent payment pursuant to California Civil Code Section 1671, and
(iii) the payment of late charges is to compensate Landlord for the additional administrative expenses incurred by Landlord in handling and processing delinquent payments. In addition, any sum accruing to Landlord under the terms and provisions of this Lease which shall not be paid when due shall bear interest at the highest lawful rate from the date the same becomes due and payable by the terms and provisions of this Lease until paid. If such late charges are not paid concurrently with the delinquent payment, Landlord shall have the right, without notice, to deduct the amount of the unpaid late charge from Tenant's security deposit.

            20.9 The performance by Landlord of any agreement, concession or grant for "free rent," rent abatement, a "credit fund' to be applied against rent otherwise payable hereunder or any grant or payment by Landlord to or for the benefit of Tenant of any cash or other bonus, allowance or other payment or inducement or any assumption of obligations by Landlord to or for the benefit of Tenant given or granted to or for the benefit of Tenant as consideration for execution and delivery of this Lease by Tenant (all such agreements, concessions, grants, payments and assumptions are collectively referred to herein as "Tenant Inducements") shall be continuously conditional upon Tenant's full and complete performance of its obligations under this Lease, as this Lease may be amended or extended. Effective immediately upon the occurrence of a Tenant default (A) any provision of this Lease providing for performance of a Tenant Inducement shall be automatically deemed terminated and of no further force or effect and (B) any Tenant Inducement previously granted, issued, paid or given to or for the benefit of Tenant shall be immediately due and payable by Tenant to Landlord as Rent hereunder. Deferred Rent (as such term is defined in Lease Rider No. 2 attached hereto) shall not be considered a Tenant Inducement but rather shall be subject to the terms and conditions set forth in Lease Rider No. 2.

      ARTICLE 21 - SURRENDER OF PREMISES; REMOVAL OF PROPERTY

            21.1 The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

            21.2 Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises (exclusive of any items described in Section 21.4 below) and all similar articles of any other persons claiming under Tenant, unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damages to the Premises resulting from such removal.

            21.3 Whenever Landlord shall re-enter the Premises as provided in
Article 20 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease and subject to the terms and conditions of Landlord's Waiver attached hereto as Exhibit "I", shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale; first, to the cost and expenses of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of the cost of, or charges for, storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

            21.4 All fixtures, equipment alterations, additions, improvements or appurtenances attached to or built into the Premises prior to or during the Term of this Lease (but not including Tenant's personal property subject to Section
21.2 above), whether by Landlord at its expense or at the expense of Tenant or both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord pursuant to the provisions of Article 8, above. Such fixtures, equipment, alterations, additions, improvements or appurtenances shall include, but not be limited to: all floor coverings, drapes, paneling, molding, doors, vaults, plumbing systems, electrical systems, lighting systems, silencing equipment, communication systems, fixtures and outlets for the systems mentioned above and for telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations. All Tenant Improvements (as such term is defined in the Work Letter) constructed by Tenant shall (i) be and remain part of the Premises, (ii) not be deemed Tenants personal property, and (iii) not be removed by Tenant at the end of the Term unless Landlord by written notice to Tenant, given at least thirty (30) days prior to the end of Term, requires Tenant to remove all or a portion of the Tenant Improvements installed by Tenant. If Landlord elects to require the removal or all or a portion of the Tenant Improvements installed by Tenant, Tenant shall remove such identified Tenant Improvements and repair any damage to the Premises from such removal, all at Tenant's sole expense.

      ARTICLE 22 - WAIVER OF DAMAGES FOR RE-ENTRY

            Tenant hereby waives all claims for damages that may be caused by Landlord's re-entering and taking possession of the Premises or removing and storing the property of Tenant as herein provided, and Tenant shall hold Landlord harmless thereby, and no such re-entry shall be considered or construed to be a forcible entry. Notwithstanding the foregoing, Landlord shall be bound by the terms and conditions contained within the Landlord's Waiver attached hereto as Exhibit "I".

      ARTICLE 23 - COSTS OF SUIT

            23.1 If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of or under this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the prevailing party shall be entitled to a reasonable sum for attorneys' fees in such suit and such attorneys' fees shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

            23.2 Should Landlord, without fault on Landlord's part, be made party to any litigation instituted by Tenant, or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant, or by any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including reasonable attorney's fees, incurred by Landlord in or in connection with such litigation. Should Tenant, without fault on Tenant's part, be made party to any litigation instituted by Landlord, or by any third party against Landlord, or for the foreclosure of any lien for labor or material furnished to or for Landlord, or by any such other person or otherwise arising out of or resulting from any act or transaction of Landlord or of any such other person, Landlord covenants to save and hold Tenant harmless from any judgment rendered against Tenant, and all costs and expenses, including reasonable attorney's fees, incurred by Tenant in or in connection with such litigation.

      ARTICLE 24 - WAIVER

            The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition as to any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

      ARTICLE 25 - HOLDING OVER

            If Tenant holds over after the Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or any extension for any further term, and in such case Rent shall be payable at the rate of one hundred fifty percent (150%) of the Rent due for the last month of the Term of this Lease and at the time specified in Articles 2 and 3 hereof, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 25 shall be construed as consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in Article 21 above forthwith upon the expiration of the Term of this Lease or other termination of this Lease. Neither any provision hereof nor acceptance by Landlord of Rent after such expiration or earlier termination shall be deemed a consent to a holdover hereunder or result in a renewal of this Lease or an extension of the Term. Notwithstanding any provision to the contrary contained herein, (i) Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term of this Lease or upon the earlier termination hereof, the right to reenter the Premises, and the right to assert any remedy at law or in equity to evict Tenant and/or collect damages in connection with any such holding over, and (ii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

      ARTICLE 26 - SUBORDINATION AND FINANCING

            26.1 Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, "Security Documents") which now or hereafter constitute a lien upon or affect the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination, in addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease, and in such case, in the event of the termination or transfer of Landlord's estate or interest in the Building by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Furthermore, Tenant shall within five (5) business days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within five (5) business days of demand therefor a subordination of lease or subordination of deed of trust, in the form required by the holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder. Notwithstanding any provision of this Lease to the contrary, the subordination of this Lease and the rights of Tenant to any Security Documents which are executed or entered into after the date of this Lease (and Tenant's duty hereunder to execute any documents evidencing such subordination) shall be subject to the holder of such Security Document agreeing pursuant to such holders standard form for such purpose or otherwise pursuant to any other form in common use by institutional lenders that Tenants possession and this Lease shall not be disturbed by such holder so long as no default hereunder shall occur, and Tenant shall attorn to the record owner of the Building.

            26.2 If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired Term of this Lease then remaining); provided, however, in no case shall such ground lessor, master lessor or purchaser (i) be liable or responsible for any acts or omissions of any predecessor owner or with respect to events prior to its ownership, (ii) be subject to any offsets or defenses Tenant may have against any predecessor or (iii) be bound by prepayment of more than one (1) month's rent.

            26.3 It is understood that Landlord may be required to obtain financing in connection with the purchase, construction and/or operation of the Building and the lender or lenders providing such financing may require technical modifications or amendments to this Lease, including without limitation scrivener errors. In the event Tenant does not agree to such amendments or modifications of this Lease, as may be required by such lender or lenders as a condition to providing such financing, then in either of these events, Landlord may cancel this Lease on thirty (30) days' written notice to Tenant without liability for such cancellation. Notwithstanding the foregoing, Tenant shall in no event be required to execute any amendment or modification to this Lease which increases Tenant's Rent or materially increases Tenant's other obligations hereunder or has a materially restrictive or substantial adverse effect on Tenant's tenancy. Tenant agrees to furnish such financial statements, balance sheets and operating statements as may be required and which Landlord is authorized to use or furnish to any lender or lenders. Any financial statements submitted by Tenant prior to or after the execution of this Lease are warranted by Tenant to be true and correct.

            26.4 Landlord shall use commercially reasonable efforts to obtain and deliver to Tenant not later than January 1, 2002, a form of subordination, non-disturbance and attornment agreement from the holders of any existing Security Document.

      ARTICLE 27 - RULES AND REGULATIONS

            The Rules and Regulations attached hereto as Exhibit "E" by this reference are hereby incorporated herein and made a part hereof Tenant agrees to abide by and comply with said Rules and Regulations and any reasonable and non-discriminatory amendments, modifications or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises or the Building, Landlord shall not be liable to Tenant for any violation of such Rules and Regulations by any other tenant.

      ARTICLE 28 - DEFINED TERMS

            The words "Landlord" and "Tenant" as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The headings or titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

      ARTICLE 29 - HEIRS AND ASSIGNS

            Subject to the provisions of Article 15 hereof relating to assignment and subletting, this Lease is intended to and does bind the heirs, executors, administrators, personal representatives, successors and assigns of any and all of the parties hereto.

      ARTICLE 30 - TIME OF ESSENCE

            Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

      ARTICLE 31 - SEVERABILITY

            If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each remaining term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      ARTICLE 32 - ENTIRE AGREEMENT

            This instrument along with any exhibits and attachments or other documents affixed hereto or referred to herein constitutes the entire and exclusive agreement between Landlord and Tenant relative to the Premises herein described, and this agreement and said exhibits and attachments and other documents may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements, understandings, or practices relative to the leasing of the Premises are merged in or revoked by this agreement.

      ARTICLE 33 - NO OPTION

            The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease shall become effective only upon execution and delivery thereof by Land lord and Tenant.

      ARTICLE 34 - AUTHORITY

            If Tenant is a corporation, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership, limited liability company or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity's partnership, operating or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions or certificates. Landlord represents and warrants that it is the fee simple owner of the Building and has full right, power and authority to make, execute and deliver this Lease.

      ARTICLE 35 - WORK LETTER

            The obligations of Landlord and Tenant, if any, with respect to the Tenant Improvements, are set forth in the "Work Letter" attached as Exhibit "F".

      ARTICLE 36 - RIGHT OF LANDLORD TO PERFORM

            All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in Article 20, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the maximum rate allowed by law from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

      ARTICLE 37 - LIGHT AND AIR

            Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or near the Premises shall in no way affect this Lease or impose any liability on Landlord.

      ARTICLE 38 - NOTICES

            All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by (i) overnight mail by a nationally recognized courier service, or (ii) United States mail, certified with return receipt requested and postage prepaid, addressed as set forth in Item 14 of the Basic Lease Provisions, or, from and after the Commencement Date, to the Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Notice shall be deemed to have been given or served on the date such notice was given or served as indicated by the courier service or the United State Postal Service on the return receipt or on the date such delivery is refused.

      ARTICLE 39 - QUIET ENJOYMENT

            Landlord covenants and agrees that Tenant, upon paying the Basic Rent, Additional Rent and all other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the matters herein set forth.

      ARTICLE 40 - ESTOPPEL CERTIFICATES

            Tenant agrees at any time and from time to time upon not less than five (5) business days' prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying to such matters as Landlord shall request, including without limitation the following: A) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), B) the Commencement Date and expiration dale of the Lease,
C) the amounts and the dates to which the Basic Rent, Additional Rent and other charges have been paid in advance, if any, D) whether or not to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease; and, if so, specifying each such default of which the signer may have knowledge;
E) that this Lease is in full force and effect in accordance with its terms, F) that Tenant has received no prior notice of sale or transfer of the Lease or the rents thereunder, G) the existence or non-existence of any options or other rights of Tenant to purchase all or any part of the Building, H) the existence or non-existence of any options or other rights of Tenant to terminate the Lease prior to its natural expiration date, extend the Term of the Lease, or lease additional space in the Project, I) the absence of agreements regarding free rental, partial rental or other economic inducements, J) to the absence of bankruptcy filings or other bankruptcy matters in connection with Tenant, K) payment by Tenant of required insurance, L) Tenant's compliance with provisions of this Lease related to Hazardous Materials, M) Landlord's right to assign this Lease and rent hereunder without Tenant's consent, and N) any other information concerning this Lease as Landlord may reasonably request. Any such statement delivered pursuant to this section may be relied upon by a prospective purchaser of the fee of the Building or any mortgagee thereof or any assignee of any mortgage upon the fee of the Building. The form of the statement attached hereto as Exhibit "G" is hereby approved by Tenant for use pursuant to this Article 40; however, at Landlord's option, Landlord shall have the right to use other forms for such purpose. Tenant's failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Article 40 may be relied upon by any prospective purchaser of the fee of the Building or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building.

      ARTICLE 41 - NONDISCRIMINATION

            Tenant herein covenants by and for himself, his heirs, executors, administrators, personal representatives, successors and assigns, and all persons claiming under or through him, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, national origin, or ancestry, in the leasing, sub-leasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased nor shall Tenant, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, Tenants, subtenants or vendees of the Premises.

      ARTICLE 42 - RECORDATION

            Tenant shall not record this Lease nor a short form memorandum hereof without the prior written consent of Landlord.

      ARTICLE 43 - BROKERS

            The parties recognize as the broker(s) who procured this Lease the firm(s) specified in Item 10 of the Basic Lease provisions, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s) and that Tenant shall have no responsibility therefore unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability with respect thereto.

      ARTICLE 44. APPLICABLE LAW

            This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of California.

      ARTICLE 45 - INTENTIONALLY OMITTED

      ARTICLE 46 - INTENTIONALLY OMITTED

      ARTICLE 47 - MATTERS OF RECORD

            Except as otherwise provided herein, this Lease and Tenant's rights hereunder are subject and subordinate to all matters affecting Landlord's title to the Building recorded in the official records of San Diego County, California, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions and the provisions of all loan documents relating to each loan secured by a mortgage or deed of trust encumbering the Building. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions, loan documents, or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises or the Building, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord's request, Tenant shall join in the execution of any of the aforementioned

      ARTICLE 48 - FINANCIAL STATEMENTS

            Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, with the next current audited financial statements prepared in accordance with generally-accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant's then-current financial condition.

      ARTICLE 49 - WAIVER OF TRIAL BY JURY

            Landlord and Tenant, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Lease, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Lease or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Landlord and Tenant hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Article with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.

      ARTICLE 50 - NAME; SIGNS

            Landlord expressly reserves the right at any time to change the name, number, designation or logotype of the Building or the exterior or interior signage thereon and therein without the consent of Tenant without in any manner being liable to Tenant therefor.

            Tenant shall be entitled to (i) its Proportionate Share of identification signs permitted for the Building (rounded down to the next whole number of signs) on the top of the exterior walls of the Building, (ii) one (1) identification sign adjacent to Tenant's main suite entrance, and (iii) one (1) identification sign on the existing signage monument located near the intersection of Maturin and Bernardo Center Drive ("the Monument"); provided however Landlord shall first approve (which approval shall not be unreasonably withheld) such specific location on the Premises for Tenant's identification signs. Tenant shall have no right to maintain identification signs in any other location in, on or about the Premises and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, color and other physical aspects of permitted signs shall be subject to Landlord's written approval prior to installation, which approval may be withheld in Landlord's reasonable discretion, and any applicable private restrictions, municipal or other governmental permits and approvals; provided however Landlord shall not disapprove Tenant's use of up to Tenant's Proportionate Share of the sign space on the Monument for Tenant's identification sign. The cost of all signs and graphics, including without limitation the design, approval process, installation, maintenance and removal thereof, shall be at Tenant's sole cost and expense. If Tenant fails to maintain its sign, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal (including, but not limited to, repainting the affected area, if required by Landlord), Landlord may do so at Tenant's expense. All sums reasonably disbursed, deposited or incurred by Landlord in connection with such removal, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord on demand by Landlord.

      ARTICLE 51 - VENUE

            Venue shall be proper in the Superior Court or federal district court for San Diego County, California, in the event of any litigation between the parties with respect to this Lease, and Tenant hereby waive any claim of proper venue in any other jurisdiction and any objection to venue as described herein. Tenant unconditionally submits to the jurisdiction of the Superior Court or federal district court for San Diego County,

      ARTICLE 52 - MERGER

            All understandings and agreements heretofore had between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties and which is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease.

      ARTICLE 53 - COUNTERPARTS

            This Lease may be executed in one or more counterparts by separate signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding on all parties hereto, even though all parties are not signatories to the original or to the same counterpart. Any counterpart of this Lease that has attached to it separate signature pages, which together contain the signatures of all parties, shall for all purposes be deemed a fully-executed instrument, and in making proof of this Lease, it shall not be necessary to produce or account for more than one such counterpart.

      ARTICLE 54 - OTHER PROVISIONS

            Please see the Riders attached hereto and made a part thereof,

                                   EXHIBIT "A"
                    LOCATION OF THE PREMISES IN THE BUILDING

                                    [GRAPHIC]

                                   MEZZANINE

                                    [GRAPHIC]

                                  GROUND FLOOR

                                   EXHIBIT "A"

                                   EXHIBIT "B"
                 BUILDING KNOWN AS "15822 BERNARDO CENTER DRIVE"

                                    [GRAPHIC]

                                   EXHIBIT "B"

                                   EXHIBIT "C"
                             LEASE COMMENCEMENT AND
                          COMMENCEMENT DATE MEMORANDUM

Date: _________________________

Re: Lease dated August 15, 2001 between PACIFICA HOLDING COMPANY, a California corporation, as Landlord, and Garden Fresh Restaurant Corp., a California corporation as Tenant, concerning Premises located at 15822 Bernardo Center Drive, Suite A, San Diego, California.

In accordance with the subject Lease, the undersigned hereby agrees that:

      1. The Tenant Improvements to the Premises have been substantially completed in accordance with the subject Lease.
      2. The undersigned has accepted possession and entered into occupancy of the Premises.
      3.    The Commencement Date of the Lease is ______________________.
      4.    The expiration of the Term of the Lease is _________________.
      5.    The obligation to pay Basic Rent commences on _________________.

"TENANT"                   GARDEN FRESH RESTAURANT CORP., a Delaware corporation

                           By: _________________________________________________
                               Its:     ________________________________________

                           By: _________________________________________________
                               Its:     ________________________________________


"LANDLORD"                 PACIFICA HOLDING COMPANY, a California corporation

                           By: Pacifica Property Management, Inc., a California
                               corporation
                               Its: Authorized Agent

                               By: _____________________________________________
                                   Its:   ______________________________________

                                   EXHIBIT "C"
                             LEASE COMMENCEMENT AND
                          COMMENCEMENT DATE MEMORANDUM

                                   EXHIBIT "D"
              REQUIREMENTS FOR ALTERATIONS AFTER LEASE COMMENCEMENT

1. Tenant shall have prepared, at its sole cost and expense, architectural, mechanical and engineering plans and specifications for any requested alterations in form and content (i) sufficient to secure all required governmental approvals and permits, (ii) sufficient to permit a contractor to perform the work covered thereby, and (iii) satisfactory to Landlord. The plans shall be prepared by a licensed qualified architect and must be reviewed and approved by Landlord in writing prior to commencement of any work.

2. All work shall be performed by a contractor acceptable to Landlord in its reasonable discretion, or at Landlord's option, Landlord's contractor.

3. Prior to commencement of any work, Tenant shall obtain and deliver to Landlord payment and performance bonds in form and content, and issued by a surety company, acceptable to Landlord and copies of all necessary government permits.

4. Tenant shall indemnify Landlord from and against all liability, cost and expense arising from the proposed alteration.

5. Tenant shall obtain, at its sole cost and expense, workers' compensation, liability, property damage and such other insurance coverage as Landlord may require, insuring Landlord and Tenant in such amounts and issued by such insurers as Landlord may reasonably require. Tenant shall provide evidence of such insurance prior to commencement of any work.

6. Prior to Landlord's review of Tenant's plans for alterations, Tenant shall agree to pay the reasonable cost of Landlord's third-party consultants in connection with the review, documentation and construction of the proposed alterations, including, without limitation, architect's fees, engineer's fees and attorneys' fees; provided however that such costs shall be limited to a maximum of One Thousand Five Hundred Dollars ($1,500.00) for proposed alterations costing less than Fifty Thousand Dollars ($50,000.00) to construct.

7. Tenant shall obtain, at its sole cost, and comply with all necessary governmental permits and shall comply with all Laws and any alterations shall be constructed in a workmanlike manner with good and sufficient materials. Upon completion, Tenant shall furnish Landlord with as-built plans and specifications.

8. Landlord and Tenant shall have entered into an agreement satisfactory to Landlord covering the rules and regulations governing construction of the proposed alterations, including, without limitation, standards of construction, hours of construction, payment of contractors' fees and other amounts incurred by Tenant, and such other items as Landlord may reasonably require.

9. Landlord shall have no duty to Tenant with respect to the safety, adequacy, construction, efficiency or compliance with laws, with regard to the design of the alterations, the plans or specifications therefore, or any other matter related to the alterations, nor shall the approval by Landlord of any such alterations be deemed to be a representation as to the safety, adequacy, construction, efficiency or compliance of said alterations.

                                   EXHIBIT "D"
              REQUIREMENTS FOR ALTERATIONS AFTER LEASE COMMENCEMENT

                                   EXHIBIT "E"
                      RULES AND REGULATIONS OF THE BUILDING

      Tenant agrees to conform to the following rules and regulations and all other rules and regulations which Landlord may, from time to time, establish for tenants of the Building. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building with regard to such rules and regulations. The provisions of this Exhibit "E" shall be applied to all tenants in a non-discriminatory manner.

      1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building or the Premises without the prior written consent of Landlord, which consent shall be exercised in Landlord's sole discretion and in accordance with all applicable codes and ordinances. Landlord shall have the right to remove at the expense of Tenant any signs, placards, pictures, advertisements, names or notices which have not received Landlord's written approval. All approved signs or lettering on doors shall be printed, affixed or inscribed at the expense of Tenant by the person or company designated by Landlord. - Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. Tenant shall not cause to be covered, or otherwise sunscreened, any window.

      2. Tenant shall be permitted to have its name displayed in the Building directory. Landlord reserves the right to exclude any other names therefrom.

      3. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building. Upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

      4. Any sidewalks, walkways, arcades, halls, passages, exits, entrances, elevators (if any) and stairways shall not be obstructed by Tenant or used by Tenant for any other purpose other than for ingress to and egress from the Premises. The sidewalks, walkways, arcades, halls, passages, exits, entrances, elevators (if any) and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, reputation and interests of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business, unless such persons are engaged in illegal activities. Tenant, its employees and invitees shall not go upon the roof of the Building, unless (i) such access is needed for installation of Tenant's roof top equipment (as provided in the Work Letter) or maintenance of same, and (ii) with prior written approval from Landlord.

      5. No tenant shall throw anything out of doors or down the passageways.

      6. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the prior written consent of Landlord.

      7. The washroom partitions, mirrors, toilets, urinals, wash bowls, plumbing fixtures and such other features shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expenses of any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees shall be borne by Tenant.

      8. Except as set forth in the Work Letter or in Article 5 of this Lease, Tenant shall not mark, drive nails, screw, drill, core into or make any other modification to the floor, partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Tenant must obtain the prior written authorization from Landlord or Landlord's architect to drive nails, screw, drill, core or make any other modification to the floor. Tenant shall not add to, remove or modify any existing interior walls or partitions, except as set forth in the Work Letter or in Article 8 of this Lease.

      9. Tenant shall not overload the floor or any structural component of the Premises or the Building with any electronic or other equipment of any type, furniture or freight. In the event Tenant shall require electronic or other equipment, furniture or freight which would overload the floor or other structural components of the Premises or the Building, Tenant shall notify Landlord, in writing, providing Landlord information on the specific nature of such equipment, furniture or freight, including, but not limited to, dimensions, weight and specifications thereof. If Landlord approves, in writing, the placement of same in the Premises, Landlord shall make any necessary adjustments to the Premises and/or the Building required to accommodate such equipment, furniture or freight, all at the cost of Tenant. In addition, Landlord shall have the right to prescribe how such equipment, furniture and freight shall be permitted to be situated within the Premises, including requiring the same to stand on wooden strips of such thickness as is necessary to properly distribute the weight. All such approved equipment, furniture and freight shall be moved into and out of the Building during such hours and in such a manner as Landlord shall designate. Landlord shall also have the right to prescribe the weight, size and position of all safes which Tenant shall bring into the Building. Landlord will not be liable for the loss of or damage to any equipment, furniture or freight from any cause and any damage to the Building and/or the Premises caused by moving or maintaining equipment, furniture or freight shall be repaired at the expense of Tenant. Tenant shall not use any hand trucks in the Premises or the Building except those equipped with rubber tires and side guards.

      10. Tenant shall not use or keep, or permit to be used or kept upon the Premises or the Building any noxious gas, kerosene, gasoline, inflammable or combustible fluids or materials or any similar substance. No tenant shall do or permit anything to be done in its Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the fire department or the fire laws, or with any insurance policy upon the Building or any part thereof, or with any rules and ordinances established by the local health authority or other governmental authority.

      11. The Premises shall not be used for manufacturing or storing merchandise except when such storage is incidental to the use of the. Premises as permitted in the Lease. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco, or as a medical office, barber shop, or manicure shop. Tenant shall not advertise for laborers giving the address of the Building or the Premises. The Premises shall not be used for lodging or sleeping or for any, illegal purposes.

      12. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity usually furnished or supplied to the Premises for its permitted use as set forth in Item 11 of the Basic Lease Provisions. Tenant shall not connect any device to any electrical current except through existing electrical outlets located within the Premises.


                                   EXHIBIT "E"
                      RULES AND REGULATIONS OF THE BUILDING
                                  Page 1 of 2

      13. Landlord will direct electricians in the manner and to the locations in which telephone and telegraph wires are to be introduced. No boring or cutting for or laying of wires will be allowed without the written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

      14. Tenant shall not lay linoleum, tile, carpet or other similar floor covering except with the prior written consent of Landlord and as Landlord shall direct. No hanging planters, television sets or other objects shall be attached to or suspended from ceilings without the prior written consent of Landlord. No curtains, blinds (other than that provided by Landlord), shades or screens shall be attached to or hung in, or used in connection with, any window or door, without the prior written consent of Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any item or floor covering shall be borne by Tenant.

      15. Furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevator (if any) at times and in a way that will not materially inconvenience other tenants of the Building.

      16. Landlord shall have the right to restrict access to the Building during any invasion, riot, public disturbance or excitement, and at any other time Landlord deems it advisable for the safety and protection of the Building, its occupants and/or the property thereof. Landlord shall not be held liable for, and Tenant indemnifies Landlord against, damages which may arise by the failure of Landlord to grant access to the Building during such events listed in the preceding sentence.

      17. It shall be Tenant's responsibility before leaving the Building to ensure that (a) all doors to the Premises are closed and securely locked, (b) all water faucets and other water apparatus are entirely shut off, and (c) all electricity is shutoff, so as to prevent waste or damage. Tenant shall be solely liable for any damage or injury which may be occasioned by the failure of Tenant and/or its employees to observe such precautions.

      18. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

      19. The needs of Tenant will be attended to only upon written application to the Building Management Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

      20. No vending or gaming machine or machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord, except for such machines located in non-public areas which are for the exclusive use of Tenant's employees.

      21. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

      22. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire and security regulations.

      23. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

      24. All keys and security system access cards to the Building, Premises, offices, rooms and toilet rooms shall be obtained from the Building Management Office and Tenant shall not duplicate or obtain keys or access cards from any other source. Tenant, upon termination of the tenancy, shall deliver to Landlord any access cards and keys to the Building, Premises, offices, rooms and toilet rooms which shall have been furnished Tenant. In the event Tenant fails, or is unable, to return all such keys and/or cards, then Tenant shall reimburse Landlord the cost of replacing such keys and/or cards and, if deemed necessary by Landlord, replacing locks. Landlord, in its sole discretion, may require from Tenant a reasonable sum as a deposit for any such keys and cards.

      25. Tenant shall not use or permit the Premises to used in a manner which may be deemed objectionable or offensive to Landlord or any occupant of the Building. Tenant shall not create or permit to be created upon the Premises any noise or vibrations which disturb other occupants of the Building. Other than in the test kitchen portion of the Premises, no cooking shall be done or permitted by any Tenant in its Premises except that the preparation of coffee, tea, hot soup and similar items for the Tenant, its employees and invitees shall be permitted. No Tenant shall cause or permit any unusual or objectionable odors to escape from its Premises. Tenant shall not permit any pets or animals to be brought upon or kept in or about the Premises or the Building, provided however an aquarium may be permitted subject to Landlord's approval, which shall not be unreasonably withheld.

      26. No tenant shall obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilation and air conditioning system.

      27. All parking areas, pedestrian walkways, plazas and other public areas forming a part of the Building shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

      28. Landlord reserves the right, upon written notice to Tenant, to rescind, alter, include or waive any rule or regulation at any time prescribed for the Building when, in Landlord's reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.


                                   EXHIBIT "E"
                      RULES AND REGULATIONS OF THE BUILDING
                                  Page 2 of 2

                                   EXHIBIT "F"
                                   WORK LETTER

      THIS WORK LETTER supplements the Lease between Landlord and Tenant to which this Work Letter is attached as Exhibit "F."

      Unless otherwise defined herein, capitalized terms used in this Work Letter shall have the same meanings as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

I. TENANT IMPROVEMENTS

      (a) Plans and Specifications. Tenant shall promptly cause the construction of tenant improvements, including without limitation, (i) any required upgrades to the fire main or domestic water main to the Building resulting from Tenant's special non-building standard proposed use or restaurant use, (ii) installation of a separate gas meter to the Premises, (iii) any required modification to the electrical service distribution within the Premises, (iv) installation of grease trap(s), if required, (v) all ADA upgrades or modifications to the Premises resulting from Tenant's anticipated use of the Premises, (vi) upgrade the HVAC systems serving the Premises to no less than 76 tons, together with all necessary equipment curbs, condensation lines, plenum drops, structure reinforcement, roof repair, and gas and electrical service to the utility roof panel; provided however Landlord shall credit the Allowance for the first Eighty-Four Thousand Dollars ($84,000.00) of Tenant's actual expenses incurred in the installation of said HVAC, (vii) installation of electrical service from the HVAC roof panel to the Premises, (viii) upgrade the roof insulation to at least meet Title 24 requirements; provided however Landlord shall credit the Allowance for the first Eighteen Thousand Dollars ($18,000.00) of Tenant's actual expenses incurred in the installation of said roof insulation, (ix) repairs to the floor of the Premises, including without limitation filling existing trenches, and (x) construction of a demising wall separating the Premises from the adjacent space in the Building; provided however Landlord shall credit the Allowance for first Eleven Thousand Three Hundred Dollars ($11,300.00) Tenant's actual expenses incurred to construct said demising wall (collectively, the "Tenant Improvements"), all in accordance with the provisions set forth below. All such credits to the Allowance as provided in this Paragraph shall be subject to the same conditions precedent to a Payment Request as set forth in Section I(e) below.

      Tenant has previously delivered to Landlord preliminary plans ("Preliminary Plans"), to be utilized in the preparation of final working drawings and specifications for the Tenant Improvements. Promptly (but in no event less than ten (10) business days) after execution of this Lease, Landlord shall return the same to Tenant marked and accompanied by comments and Landlord's required revisions. Within five (5) days thereafter, Tenant shall submit two (2) sets of revised Preliminary Plans, revised to reflect and conform to Landlord's comments and requirements, to Landlord for its final review and approval. Within five (5) days following Landlord's approval of the Preliminary Plans, Tenant shall cause its architect to prepare and submit two (2) copies of working drawings and specifications ("Working Plans") to Landlord for its review and approval. Landlord shall advise Tenant promptly after Landlord's receipt of the Working Plans of any required revisions. Within five (5) days thereafter, Tenant shall submit two (2) copies of the revised Working Plans to Landlord for its final review and approval.

      Concurrently with the above review and approval process, Tenant shall submit all plans and specifications to the City and other applicable governmental agencies to obtain governmental approvals and issuance of necessary permits and licenses to construct the Tenant Improvements as shown on the Working Plans. If any governmental entity requires, as a condition to approval of the Tenant Improvements, that improvements be made which are not shown in the Preliminary Plans (including without limitation improvements outside of the Premises), and if Landlord consents to such other improvements, then Tenant shall cause the same to be made in such manner, utilizing such materials, and with such contractors (including, if required by Landlord, Landlord's contractors) as Landlord may require, and the same shall be deemed to be part of the Tenant Improvements.

      (b) Construction of Tenant Improvements. Tenant shall cause the construction of the Tenant Improvements to be carried out in compliance with the Working Plans, all applicable zoning laws and regulations, applicable covenants, conditions and restrictions, and otherwise in compliance with the provisions of the Lease. Prior to the commencement of construction, Tenant shall obtain course of construction and builder's "all risk" insurance in such amounts and form as Landlord requires, liability insurance in the form and amounts required under the Lease, and such performance bonds in form and amounts as Landlord requires.

      Tenant shall cause the construction of the Tenant Improvements to be carried out with such materials, equipment, contractors and subcontractors as Tenant shall select, all of which shall be approved by Landlord. Landlord hereby approves of SIMAC CONSTRUCTION COMPANY as Tenant's general contractor for its construction of the Tenant Improvements, subject however to such general contractor complying with all applicable requirements of this Work Letter. Within ten (10) days after the approval of the final Working Plans in accordance with subparagraph (a) above or as soon as is reasonably possible thereafter, Tenant shall submit to Landlord for its review and approval (i) copies of all proposed construction contracts between Tenant and all contractors and between such contractors and all subcontractors for the Tenant Improvements, together with such background information on such contractors and subcontractors as Landlord may require; (ii) a listing of the make, model, type, grade and all other characteristics requested by Landlord, of all materials, equipment and fixtures which Tenant proposes to install in or use in connection with the Tenant Improvements; and (iii) a budget setting forth in itemized fashion the costs of all materials, equipment, fixtures, contractors, subcontractors, laborers, permits, fees, licenses, architectural services, and all other costs and expenses Tenant proposes to incur in connection with the construction of the Tenant Improvements, specifically also including development review reimbursements to be paid to Landlord for Landlord's actual third party costs incurred in connection with its review, oversight and related functions under this Work Letter in the maximum amount of Five Thousand Dollars ($5,000.00) (hereafter collectively the "Tenant Improvements Costs"). All such matters shall be subject to the approval of Landlord prior to the commencement of construction of the Tenant Improvements, in Landlord's reasonable discretion,


                                   EXHIBIT "F"
                                   WORK LETTER
                                   Page l of 3

      Tenant shall have the responsibility to obtain all necessary construction and building permits and licenses necessary for the construction of the Tenant Improvements. Tenant shall cause construction of the Tenant Improvements in a good and workmanlike manner in strict accordance with the approved Working Plans. All Tenant Improvements Costs shall be paid for by and shall be the sole responsibility of the Tenant (other than to the extent reimbursed by the Allowance as set forth below), including without limitation all costs of utilities, services and insurance on the Premises arising out of the construction of the Tenant Improvements. All construction of the Tenant Improvements shall be performed and completed lien free, and Tenant hereby indemnifies and agrees to defend and hold Landlord and the Premises free and harmless from any and all claims, losses, damages, actions and causes of action as may be incurred as a result of work performed or materials furnished in connection with construction of the Tenant Improvements. Landlord shall have such rights to post notices of non-responsibility prior to the commencement of construction of the Tenant Improvements.

      (c) Change Orders. Tenant may from time to time request and obtain change orders during the course of construction of the Tenant Improvements, provided that:

            (i) each such request shall be reasonable and in writing signed by or on behalf of Tenant;

            (ii) each such request shall not result in any major structural change in the Building or Tenant Improvements;

            (iii) Landlord shall have the sole and absolute right to approve or disapprove any requested change order, in Landlord's discretion;

            (iv) all costs arising out of any approved change order, if any, shall be borne by Tenant.

      (d) Allowance. Landlord agrees to provide Tenant a tenant improvement allowance in the amount of Thirty Dollars per square foot ($30.00/sq. ft.) of Rentable Area of the Premises as provided in Item 2 of the Basic Lease Provisions (the "Allowance") for the construction of the Tenant Improvements. The Allowance shall be applied by Tenant against the Tenant Improvements Costs incurred in the construction of the Tenant Improvements which have been approved by the Landlord in Tenant's proposed budget pursuant to subparagraph (b) above, and the provisions for disbursement set forth below. In no event shall any portion of the Allowance be used for any purpose other than the approved costs in the budget for the Tenant Improvements Costs. Any and all costs in excess of the Allowance required to complete the construction of the Tenant Improvements in accordance with subparagraph (b) above shall be the sole and exclusive obligation and responsibility of Tenant.

      (e) Rights of Landlord. Throughout the course of construction of the Tenant Improvements, Landlord shall have the unconditional right to review and inspect such construction by and through its agents and employees, including without limitation Landlord's Architect. If at any time Landlord disapproves of the materials or workmanship of the Tenant Improvements by Tenant, Landlord shall promptly give Tenant written notice thereof, specifying the deficiencies or defects therein. Upon receipt of any such notice, Tenant shall immediately commence correction of the defect or deficiency in a manner and to a condition acceptable to Landlord. Should Tenant fail to commence or complete any such correction as herein provided, or should Landlord deliver to Tenant three (3) or more such notices during the course of construction of the Tenant Improvements, Landlord shall have the immediate right to order the discontinuance of any further construction of the Tenant Improvements by or on behalf of Tenant, and Landlord may, but shall not be obligated to, complete the construction of such Tenant Improvements in accordance with the Working Plans. Should Landlord elect to complete the Tenant Improvements as herein provided, Landlord shall be entitled to any and all funds remaining in the Allowance to pay for the costs of completing said construction, and any additional costs incurred in connection therewith shall be the obligation of and shall be paid by Tenant within ten (10) days after written demand by Landlord. In addition, Landlord shall be entitled to a construction fee for the costs of administering and completing the Tenant Improvements in an amount equal to five percent (5%) of all costs incurred by Landlord in completing the Tenant Improvements, which fee shall not be part of the Allowance or the development review fee incorporated into the Tenant Improvement Costs.

      After completion of the Tenant Improvements, Tenant shall provide landlord, for its review and approval, (i) an unqualified Certificate of Occupancy for the Premises, (ii) As-Built plans for the Tenant Improvements,
(iii) a copy of the building permit, and (iv) AIA Form No. G702 and No. G703 invoices (or comparable invoices acceptable to Landlord) for work performed and materials furnished to the Premises in connection with the construction of the Tenant Improvements ("Payment Request"). The Payment Request shall be accompanied by a certification signed by the Tenant's general contractor and the Tenant's architect showing that the work reflected in such Payment Request was performed in accordance with the approved Working Plans and the terms of all approved construction contracts; and the total costs to construct the Tenant Improvements, including change orders, and the amount expended for such items to date and the estimated costs to complete the Tenant Improvements. In addition, the Payment Request shall be accompanied by applicable final lien release waivers from all contractors, subcontractors and materialmen to be paid through the Payment Request, all in form and content acceptable to Landlord. Provided the period in which liens may be filed against the Premises by any contractor, subcontractor or materialmen furnishing goods or services thereto in connection with the Tenant Improvements ("Lien Release Period") has expired, within ten
(10) business days after the Landlord's approval of the Payment Request and the expiration of the Lien Release Period, Landlord shall cause to be disbursed to Tenant's general contractor an amount equal to one hundred percent (100%) of such approved Payment Request, up to the limit of the Allowance.

II. LANDLORD'S IMPROVEMENT OBLIGATIONS

      (a) Limited Refurbishment. To the extent not already completed, concurrently with Tenant's construction of the Tenant Improvements and provided that an Event of Default has not occurred, Landlord shall, at its sole cost and expense, (i) replace all broken spandrel glass around the Building, including replacing various fan and vented panel with spandrel glass to the extent such fans and vents are not part of the HVAC system, (ii) split the main natural gas service such that the Premises may be separately metered for natural gas by Tenant, (iii) repair or replace, if needed, the existing Building skylights,
(iv) if required by the City of San Diego, install or upgrade a reduced pressure detection assembly (RPDA) in accordance the City of San Diego specifications,
(v) deliver the sewer system to the Premises in good working order, and (vi) removal and demolition of the existing Make-Up Air equipment and roof repairs required as a result of such removal (collectively, the "Limited Refurbishment"). The


                                   EXHIBIT "F"
                                   WORK LETTER
                                   Page 2 of 3
construction of the Limited Refurbishment shall be completed by the Landlord utilizing Landlord's then-standard grade, quality, make, style, design and color materials and construction methods for the Premises. Landlord shall endeavor to complete the Limited Refurbishment by Scheduled Commencement Date; provided however Landlord's failure shall not be considered a default of this Lease, but, except for delay due to the fault of Tenant, the Term of the Lease shall be increased by the period of delay.

      (b) Elevator. If and only in the event Tenant is unable to obtain a Certificate of Occupancy for the Premises solely as a direct result of a lack of current elevator service, then Landlord shall use commercially reasonable efforts to install elevator service in the Building sufficient for the issuance of a Certificate of Occupancy for the Premises.


                                   EXHIBIT "F"
                                   WORK LETTER
                                   Page 3 of 3

                                   EXHIBIT "G"
                           TENANT ESTOPPEL CERTIFICATE

 __________, 200_

To:
________________
________________
________________
________________

Re: Lease Dated: ________________________________
    Landlord:    PACIFICA HOLDING COMPANY, a California corporation ("Landlord")
    Tenant:      ______________________________________
                 ____________________________("Tenant")
    Premises:    Approximately ____ square feet located at
                 ____________________________("Premises")

Ladies and Gentlemen:

            The undersigned hereby certifies to ___________________, a ______________, or its assigns ("Buyer" or "Lender" as appropriate) as of the date hereof as follows:

      1. The undersigned is the "Tenant" under the above-referenced lease ("Lease") covering the above-referenced Premises ("Premises"). Except as otherwise defined herein, capitalized terms have the same meaning as given to them in the Lease.

      2. The Lease, attached hereto as Exhibit "A", constitutes the entire agreement between Landlord and Tenant and the Lease is in full force and effect in accordance with its terms and is a binding obligation of the undersigned.

      3. The term of the Lease commenced on _____, 2001, and will expire on ____, 20__. There are no options or other rights to extend the term of the Lease beyond such expiration date other than ________________________________________.
(if none, state so). There are no options or other rights to terminate the Lease prior to such expiration date other than _______________________ (if none, state so). There are no options or other rights to lease additional space other than ___________________ (If none so state). Tenant has accepted complete possession of the Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated or otherwise transferred all or any portion of Tenant's leasehold interest except as follows (if none, so state):

            ______________________________________________

            ______________________________________________

            ______________________________________________

      All improvements to be constructed on the Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full. All duties of an inducement nature required of the Landlord in the Lease have been fulfilled. All of the Landlord's obligations which have accrued prior to the date hereof have been performed.

      4. There exists no breach or default, nor, to Tenant's knowledge, state of facts nor condition which, with notice, the passage of time, or both would result in a breach or default on the part of either Tenant or Landlord except as follows (if non, so state):

            ______________________________________________

            ______________________________________________

            ______________________________________________

      To Tenant's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord, except as follows (if none, so state):

            ______________________________________________

            ______________________________________________

            ______________________________________________

      5. Tenant is currently obligated to pay Basic Rent in monthly installments of $_________ per month and monthly installments of Basic Rent annual rental have been paid through _____, 20__. In addition, Tenant is currently obligated to pay a proportionate share of common area maintenance charges, utility charge, and real estate taxes referred to as Additional Rent equal to $____ per month, based upon a ___% share of such charges. Reconcilement for the Tenant's proportionate share of common area maintenance charges and real estate taxes have been made through ______, 20__, and Tenant or Landlord, as appropriate, has been fully and finally reimbursed for any deviations between the estimated payments and the actual expense through such date. No other rent has been paid in advance and Tenant has no claim against Landlord for any security, rental, cleaning or other deposits, except for a security deposit in the amount of $_______ which was paid pursuant to the Lease.


                                   EXHIBIT "G"
                           TENANT ESTOPPEL CERTIFICATE
                                   Page 1 of 2

      6. The undersigned has received no notice prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents secured therein.

      7. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises or the real property of which the Premises are a part other than as set forth in the Lease. Tenant has no right to expand the Premises except (if none, so state):

            ______________________________________________

            ______________________________________________

            ______________________________________________

      8. Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other economic inducement or concession except as expressly set forth in the Lease.

      9. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

      10. All insurance required of Tenant by the Lease has been provided by Tenant and all premiums paid.

      11. The undersigned (i) is not presently engaged in nor does it presently permit, (ii) has not at any time in the past engaged in nor permitted, and (iii) has no knowledge that any third person or entity engaged in or permitted any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, for the purpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any radioactive, toxic or hazardous substances, materials or wastes, or any wastes regulated under any local, state or federal law, except as follows (if none, so state):

            ______________________________________________

            ______________________________________________

            ______________________________________________

      12. Tenant acknowledges that Landlord has the right to assign the Lease and the rent thereunder and to sell, assign, transfer, mortgage or otherwise encumber the Building without the consent of Tenant.

      Tenant makes this statement for the benefit and protection of ____________ with the understanding that ___________________________ intends to rely on this statement in connection with the _______________________ of the Building.

      IN WITNESS WHEREOF, this certificate has been executed and delivered by the authorized officers or representatives of the undersigned as of ________________________, 200__.

_____________________________________       ____________________________________

_____________________________________       ____________________________________


By:_________________________________        By:_________________________________

Its:________________________________        Its:________________________________

                                   EXHIBIT "G"
                           TENANT ESTOPPEL CERTIFICATE
                                   Page 2 of 2

                                    EXHIBIT H
                            ADJUSTMENTS TO BASIC RENT

                           (Cost of Living Adjustment)

      This Exhibit is attached to and made a part of that certain Standard Form Office Lease dated August 15, 2001, by and between PACIFIC HOLDING COMPANY, a California corporation, as "Landlord", and GARDEN FRESH RESTAURANT CORP., a Delaware corporation, as "Tenant", for the Premises known as 15822 Bemardo Center Drive, Suite A, San Diego, California.

            The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

            The Basic Rent set forth in the Lease shall be increased, as of the commencement of the thirteenth (13th) month of the Term and upon each annual anniversary thereafter (the "Rental Adjustment Date(s)") in accordance with the following:

            The Basic Rent shall be increased on each Rental Adjustment Date by double the percentage increase, if any, in the Consumer Price Index, Urban Wage Earners and Clerical Workers (Los Angeles-Anaheim-Riverside region; "All Items"; Reference Base Year 1982-1984=100), as published by the United States Department of Labor, Bureau of Labor Statistics or its successor (the "Index"), as follows:
The Index for the second month preceding each Rental Adjustment Date shall be compared with the Index for the second month preceding the last Rental Adjustment Date (or, for the first Rental Adjustment Date, the second month preceding the Commencement Date), and the Basic Rent then in effect shall be increased by double the amount of the percentage increase, if any, between them; provided, however, in no event shall the Basic Rent be increased by a percentage of more than three percent (3%) per year, compounded. In no event shall the Basic Rent be reduced by reason of such computation. If the Index ceases to be published, is published less frequently or is altered in any material respect, then Landlord shall adopt, at its sole discretion, a substitute index or substitute procedure which reasonably reflects and monitors changes in consumer prices. Landlord shall use diligent efforts to calculate and give Tenant notice of any such increase in the Basic Rent on or near each Rental Adjustment Date, and Tenant shall commence to pay the increased Basic Rent effective on the applicable Rental Adjustment Date. In the event Landlord is unable to deliver to Tenant the notice of the increased Basic Rent at least five (5) days prior to any Rental Adjustment Date, Tenant shall commence to pay the increased Basic Rent on the first day of the month following the receipt of such notice, which notice must be sent at least five (5) days prior to the first day of such month (the "Payment Date"). Tenant shall also pay, together with the first payment of the increased Basic Rent, an amount determined by multiplying the amount of the increase in Basic Rent times the number of months that have elapsed between such Rental Adjustment Date and such Payment Date.

                                    EXHIBIT H
                            ADJUSTMENTS TO BASIC RENT

                                    EXHIBIT I
                               CONSENT OF LANDLORD

            WHEREAS, PACIFICA HOLDING COMPANY, a California corporation, hereinafter called "Landlord" and GARDEN FRESH RESTAURANT CORP., a Delaware corporation, hereinafter called "Tenant" have entered into that certain Standard Form Office Lease dated August 15, 2001, for the Premises known as 15822
Bemardo Center Drive, Suite A, San Diego, California.

            WHEREAS, _________________________ ("Lender"), has been asked by
Tenant to provide financing for Tenant, which financing is to be secured, inter alia, by Tenant's accounts receivable, inventory, equipment, instruments and general intangibles (collectively, the "Collateral"); and

            WHEREAS, the Lender is willing to make such borrowing only if Landlord has executed this Consent;

            NOW, THEREFORE, Landlord hereby consents as follows:

            1. Landlord disclaims any interest superior to Lender in the Collateral, provided however, that if at the expiration or earlier termination of the term of the Lease, Tenant and/or Lender fails to remove the Collateral from the Premises, Landlord, upon notice to Lender, may exercise any and all rights it may have under the Lease and at law with respect to the Collateral.

            2. Landlord hereby consents to the location of the Collateral on the Premises and hereby authorizes and empowers the Lender, its employees, agents, representatives, successors and assigns to enter upon the Premises and remove the Collateral, subject however, to the express conditions precedent that (i) Lender shall notify Landlord in writing at least five (5) days prior to any such entry, (ii) in no event shall Lender effect a forced entry upon the Premises and Lender shall not disturb or otherwise violate the rights of Landlord, Tenant, or any neighboring Tenant of Tenant, (iii) Lender shall repair to a condition reasonably approved by Landlord any damage to the Premises caused by its removal of the Collateral, (iv) from the date Landlord provides Lender notice of Tenant's default under the Lease ("Default Notice Date") and continuing on a per diem basis for so long as any of the Collateral remains on the Premises, then prior to any such entry, Lender shall pay to Landlord all Rent due for said period prior to any such entry, and (v) Lender shall indemnify, defend, protect and hold Landlord and the Premises free and harmless from any actions, claims, damages, demand, injuries liabilities, losses and expenses (including, without limitation attorneys' fees) arising out of the exercise of any of Lender's rights hereunder.

            3. Without limiting the foregoing, if Lender does not remove the Collateral within thirty (30) days from the Default Notice Date, then each and all of the rights of Lender under this Consent shall become null and void and of no further force and effect thereafter. Said thirty (30) day period may only be extended in writing by Landlord in its sole and absolute discretion.

            4. Tenant acknowledges that Landlord may admit Lender into the Premises pursuant hereto following request by Lender and irrespective of any protest or objection by Tenant, and Tenant hereby irrevocably consents to such entry. Tenant further waives and releases any right to hold Landlord or any of its officers, employees or agents liable for any cost, damage, expense or loss resulting from such entry by Lender. Tenant agrees that any such entry shall not constitute a constructive eviction under the Lease.

            5. Any notice or demand by which a provision of this Consent is required or provided to be given shall be deemed to have been sufficiently given or served by sending all papers by certified or registered mail, postage and registration fees prepaid to the parties hereto as follows:

         Landlord:         Pacific Holding Company
                           c/o Pacifica Property Management, Inc
                           23422 Mill Creek Drive, Suite 110
                           Laguna Hills, CA 92653

         Lender:           ____________________________
                           ____________________________
                           ____________________________

            6. Notwithstanding the foregoing, it is understood that this Consent by the Landlord shall be limited to the extent of Tenant's indebtedness due to the Lender, plus reasonable expenses incurred by Lender, and this Consent shall not create any rights with respect to any third party.

            7. This Agreement shall bind and benefit Landlord, Lender, Tenant and their respective heirs, administrators, legal representatives, successors and assigns.

            8. This Consent shall be governed by and construed in accordance with the laws of the State of California, and the parties hereto agree that venue for the purposes of any action brought pursuant to or arising out of this Consent shall be proper in the state courts located in Orange County, California.


                                    EXHIBIT I
                               CONSENT OF LANDLORD
                                   Page 1 of 2

            IN WITNESS WHEREOF, the undersigned have executed this Consent this ____ day of ____________, 20__

LANDLORD:      PACIFIC HOLDING COMPANY, a California corporation

               By: Pacifica Property Management, Inc., a California corporation
                   Its: Authorized Agent

                   By:    _____________________________
                          Its: ________________________


TENANT:        GARDEN FRESH RESTAURANT CORP., a Delaware corporation

               By:  ____________________________________
                    Its: _______________________________

               By:  ____________________________________
                    Its: _______________________________


LENDER:        _________________________________________

               By:  ____________________________________
                    Its: _______________________________

               By:  ____________________________________
                    Its: _______________________________


                                    EXHIBIT I
                               CONSENT OF LANDLORD
                                   Page 2 of 2

                                LEASE RIDER NO. 1
                              OPTION TO EXTEND TERM
                         (Fair Market Value Adjustment)

      THIS LEASE RIDER is attached to and made a part of that certain Standard Form Office Lease dated August 15, 2001, by and between PACIFIC HOLDING COMPANY, a California corporation, as "Landlord", and GARDEN FRESH RESTAURANT CORP., a Delaware corporation, as "Tenant", for the Premises known as 15822 Bernardo Center Drive, Suite A, San Diego, California.

      The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A. Option to Extend Term.

            1. Grant of Option. Provided no Event of Default has occurred, Tenant shall have one (1) option (referred to hereinafter as the "Option") to extend the Term of the Lease for an additional consecutive term of five (5) years and zero (0) months ("Extension"), on the same terms and conditions as set forth in the Lease, except the Basic Rent shall be the amount determined as set forth below. The Option shall be exercised only by written notice delivered to Landlord at least two hundred seventy (270) days, but no sooner than three hundred sixty-five (365) days before the expiration of the initial Term of the Lease. If Tenant fails to deliver to Landlord written notice of the exercise of the Option within the time period prescribed above, the Option shall lapse, and there shall be no further right to extend the Term of the Lease. The Option shall be exercisable by Tenant on the express conditions that (i) at the time of the exercise of the Option, and thereafter at all times prior to the commencement of such Extension, an Event of Default shall not have occurred and be continuing under the Lease, and (ii) Tenant has not been ten (10) or more days late in the payment of Rent more than a total of three (3) times during the Term of the Lease. If Tenant properly exercises the Option, "Term", as used herein and in the Lease, shall be deemed to include the Extension, unless specified otherwise herein or in the Lease.

            2. Personal Option. The Option is personal to Tenant. If Tenant subleases or assigns or otherwise transfers any interest under the Lease prior to the exercise of the Option, the Option shall lapse. If Tenant subleases or assigns or otherwise transfers any interest of Tenant under the Lease after the exercise of the Option but prior to the commencement of the Extension, the Option shall lapse and the Term of the Lease shall expire as if the Option were not exercised.

B. Calculation of Basic Rent.

            The Basic Rent during the Extension shall be changed, as of the commencement of the Extension (the "Rental Adjustment Date") to the "Fair Market Value" of the Premises, determined in the following manner: Not later than one hundred (100) days prior to any applicable Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Fair Market Value of the Premises as of such Rental Adjustment Date for each year of the Term. If Landlord and Tenant have not agreed upon the Fair Market Value of the Premises at least ninety (90) days prior to the applicable Rental Adjustment Date, the Fair Market Value shall be determined by the following appraisal method:

                  (i) If Landlord and Tenant are not able to agree upon the Fair Market Value of the Premises within the time period described above, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days prior to the applicable Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than sixty-five (65) days prior to the applicable Rental Adjustment Date, and Landlord and Tenant shall each give written notice to the other of such appointment at the time of such appointment. Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser and to give written notice thereof to the other party within the prescribed time period, the single appraiser appointed shall determine the Fair Market Value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party (such selection to be by written notice thereof to such appraiser and the other party) shall determine the Fair Market Value of the Premises. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser if applicable. All appraisers shall have at least ten (10) years' experience in the appraisal of commercial/industrial real property in the area in which the Premises are located and shall be members of professional organizations such as MAI or its equivalent.

                  (ii) For the purposes of such appraisal, the term "Fair Market Value" shall mean the price that a ready and willing tenant would pay, as of the Rental Adjustment Date, as monthly rent for each year of the Term, to a ready and willing landlord of property comparable to the Premises (including without limitation, length of the lease term, comparable size, quality, location, rent, rent abatement, tenant improvements, broker fees and any other inducements offered to a new or renewing tenant in comparable class office building) if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single appraiser is chosen, then such appraiser shall determine the Fair Market Value of the Premises. Otherwise, the Fair Market Value of the Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the Fair Market Value not later than thirty (30) days prior to the applicable Rental Adjustment Date. If the Fair Market Value is not determined prior to the Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Basic Rent applicable to the Premises immediately prior to the Rental Adjustment Dale until the Fair Market Value is determined. When the Fair Market Value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Basic Rent actually paid by Tenant to Landlord for the period after the Rental Adjustment Date and


                                LEASE RIDER NO. 1
                              OPTION TO EXTEND TERM
                                   Page 1 of 2
      the new Basic Rent determined hereunder effective as of the Rental Adjustment Date. In no event shall the Basic Rent be reduced below the Basic Rent applicable to the Premises immediately prior to the Rental Adjustment Date.


                                LEASE RIDER NO. 1
                              OPTION TO EXTEND TERM
                                   Page 2 of 2

                                LEASE RIDER NO. 2

                             DEFERRED RENT AGREEMENT

                  THIS LEASE RIDER is attached to and made a part of that certain Standard Form Office Lease dated August 15, 2001, by and between PACIFIC HOLDING COMPANY, a California corporation, as "Landlord", and GARDEN FRESH RESTAURANT CORP., a Delaware corporation, as "Tenant", for the Premises known as 15822 Bernardo Center Drive, Suite A, San Diego, California.

                  The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

                  Tenant currently leases certain space in the amount of 11,280 sq. ft. located at 17180 Bernardo Center Drive, San Diego, California 92128 ("Existing Premises") which is subject to that certain Lease Agreement dated as of November 1, 1991 by and between Tenant and Mitsui Estate Sales U.S.A. Co. Ltd, as successor-in-interest to Park Terrance Partners, as landlord ("Existing Lease"). Provided an Event of Default has not occurred, Landlord agrees to credit Rent due by the amount Tenant pays for Existing Rent (as defined hereafter) incurred from and after the Commencement Date for the Existing Premises until the Expiration Date (as defined hereafter) or earlier termination of the Existing Lease, all as more particularly set forth herein:

            Representations and Warranties. In consideration of Landlord entering into this Lease and as an inducement to Landlord to lease the Premises to Tenant, Tenant makes the following representations and warranties, each of which is material and is being relied upon by Landlord (the continued truth and accuracy of which shall constitute a condition precedent to Landlord's obligations hereunder):

            (a) The current entire monthly rental amount for the Existing Premises, including without limitation any additional rent, common area maintenance charges, capital improvements reserves, taxes and insurance, is no greater than Twenty-Six Thousand Seven Hundred Eight Dollars ($26,889.85) (the "Existing Rent");

            (b) The only future change to the Existing Rent is a consumer price index increase on the basic monthly rent which is effective August 1, 2001 and is capped at a maximum of four and one-half percent (4.5%), at which time the Existing Rent shall be deemed to include such increase;

            (c) The Existing Lease expires on July 31, 2002 (the "Expiration Date");

            (d) Tenant is not entitled to and has no claim or agreement concerning free rent, partial rent, rebate of rental payments, credit or offset or reduction in rent, or any other type of rental or lease concessions related to the Existing Lease;

            (e) That the Existing Lease is presently in full force and effect and that (i) monthly basic rent has been paid through September 30, 2001, and (ii) all additional rent charges and expenses, if any, have been paid through September 30, 2001;

            (f) Tenant is not in default under the Existing Lease and the Existing Lease permits Tenant to assign the Existing Lease and/or sublease the Existing Premises; and

            (g) Tenant has presented to Landlord the entire Existing Lease and all related documents including without limitation all exhibits, amendments, riders and addenda.

            Deferment of Rent. Provided an Event of Default has not occurred, from and after the Commencement Date, Landlord shall, subject to the provisions set forth herein, credit towards monthly Rent the actual basic and additional rental amounts paid by Tenant for the Existing Premises under the Existing Lease (as evidenced by cancelled checks presented to Landlord) incurred from and after the Commencement Date up to a maximum monthly amount of the Existing Rent until the earlier of the Expiration Date or the termination of the Existing Lease (such credited monthly Rent being hereinafter collectively referred to as "Deferred Rent"). Notwithstanding said Deferred Rent, all of the terms and conditions of the Lease shall remain in full force and effect during the Term.

            Mitigation of Existing Rent. Tenant shall in good faith cooperate with Landlord in subleasing the Existing Premises or assigning the Existing Lease to a third party, including without limitation, executing such instruments and documents and diligently undertaking such actions as may be required in order to consummate an assignment or sublease, upon terms and conditions in Landlord's reasonable discretion. Tenant acknowledges and agrees that Landlord shall not (i) assume the Existing Lease or any of Tenant obligations thereunder, or (ii) be liable for leasing commissions, subtenant improvements, or any other expenses related to or arising from the assignment of the Existing Lease or the subleasing of the Existing Premises. All rental amounts collected by Tenant under a sublease of the Existing Premises or assignment of the Existing Lease shall be paid to Landlord and Landlord shall thereafter credit such amounts against any current or outstanding amounts of Deferred Rent.

            Amortization of Deterred Rent. Upon the earlier of the expiration of the Existing Lease or the termination of the Existing Lease, the outstanding Deferred Rent (as such amount may have been reduced by rent paid to Landlord pursuant to a sublease of the Existing Premises or an assignment of the Existing Lease) shall be amortized over the remaining initial Term of the Lease at a rate of ten percent (10%) per annum, compounded ("Amortization Rate"), with all such amortized amounts paid by Tenant to Landlord as Additional Rent at the time and in the manner required for Tenant to pay Basic Rent as set forth in this Lease. Upon the occurrence of any Event of Default under this Lease, Landlord shall have the right to accelerate the remaining


                                LEASE RIDER NO. 2
                             DEFERRED RENT AGREEMENT
                                   Page 1 of 2
principal balance of the Deferred Rent amortized hereunder and to require that the entire amount thereof be immediately paid in full by Tenant. Should Tenant fail to pay such remaining principal amount within five (5) business days after any such election by Landlord, such principal amount shall thereafter bear interest at the greater of the Amortization Rate or the maximum rate allowed under California law until paid.


                                LEASE RIDER NO. 2
                             DEFERRED RENT AGREEMENT
                                   Page 2 of 2